                          FIRST AMENDMENT TO LOAN AGREEMENT


    THIS FIRST AMENDMENT TO LOAN AGREEMENT (this "Amendment"), dated as of December 1, 1995, is between COMPRESSOR DYNAMICS, INC., a Delaware corporation ("Borrower") and FIRST INTERSTATE BANK OF TEXAS, N.A. ("Lender").


                                      RECITALS:

    A. Borrower and Lender entered into that certain Letter Loan Agreement dated as of September 18, 1995 (the "Agreement").

    B. Borrower and Lender now desire to amend the Agreement as herein set forth.

    NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                      ARTICLE I

                                     Definitions

    Section 1.01. DEFINITIONS. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the meanings given to such terms in the Agreement, as amended hereby.

                                      ARTICLE II

                                      Amendments

    Section 2.01. AMENDMENT TO SECTION 5.01(j). Effective as of the date hereof, the first sentence of Section 5.01(j) of the Agreement is amended to read in its entirety as follows:

         (j) Borrower shall maintain a Total Fixed Charge Coverage Ratio of at least 1.15 to 1.00 at all times from and after the date hereof.


                                     ARTICLE III

                                 Conditions Precedent

    Section 3.01. CONDITIONS. The effectiveness of this Amendment is subject to the receipt by Lender of the following in form and substance satisfactory to
Lender:

         (a) RESOLUTIONS. Resolutions of the Board of Directors of Borrower certified by its Secretary or an Assistant Secretary which authorize the execution, delivery and performance by Borrower of this Amendment and the other Loan Documents to which Borrower is or is to be a party hereunder.

         (b) INCUMBENCY CERTIFICATE. A certificate of incumbency certified by the Secretary or an Assistant Secretary of Borrower certifying the names and signatures of the officers of Borrower authorized to sign this Amendment and each of the other Loan Documents to which Borrower is or is to be a party hereunder.

         (c) CERTIFICATES OF EXISTENCE AND GOOD STANDING. Certificates of the appropriate governmental officials regarding the existence and good standing of Borrower in the state of Delaware and as a foreign corporation in the state of Texas.

         (d) MASTER REVOLVING LINE OF CREDIT NOTE. The Master Revolving Line of Credit Note executed by Borrower.

         (e) ADDITIONAL INFORMATION. Such additional documents, instruments and information as Lender may request.

    Section 3.02. ADDITIONAL CONDITIONS. The effectiveness of this Amendment is also subject to the satisfaction of the additional conditions precedent that
(a) the representations and warranties contained herein and in all other documents executed in connection with the Agreement and the Notes (the "Loan Documents"), as amended hereby, shall be true and correct as of the date hereof as if made on the date hereof, (b) all proceedings, corporate or otherwise, taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Lender, and (c) no Event of Default shall have occurred and be continuing and no event or condition shall have occurred that with the giving of notice or lapse of time or both would be an Event of Default.


                                      ARTICLE IV

                    Ratifications, Representations, and Warranties

    Section 4.01. RATIFICATIONS. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement and except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement are ratified and confirmed and shall continue in full force and effect. Borrower and Lender agree that the Agreement as amended hereby shall continue to be the legal, valid and binding obligation of such Persons enforceable against such Persons in accordance with its terms.

    Section 4.02. REPRESENTATIONS, WARRANTIES AND AGREEMENTS. Borrower hereby represents and warrants to Lender that (a) the execution, delivery, and performance of this Amendment and any and all other Loan Documents executed or delivered in connection herewith have been authorized by all requisite corporate action on the part of Borrower and will not violate the articles of incorporation or bylaws of Borrower, (b) the representations and warranties contained in the Agreement as amended hereby, and all other Loan Documents are true and correct on and as of the date hereof as though made on and as of the date hereof, (c) no Event of Default has occurred and is continuing and no event or condition has occurred that with the giving of notice or lapse of time or both would be an Event of Default, (d) Borrower is in full compliance with all covenants and agreements contained in the Agreement as amended hereby, (e) Borrower is indebted to Lender pursuant to the terms of the Notes, as the same may have been renewed, modified, extended and rearranged, including, without limitation, renewals, modifications and extensions made pursuant to this Amendment, (f) the liens, security interests, encumbrances and assignments created and evidenced by the Loan Documents are, respectively, valid and subsisting liens, security interests, encumbrances and assignments and secure the Notes as the same may have been renewed, modified or rearranged, including, without limitation, renewals, modifications and extensions made pursuant to this Amendment, and (g) Borrower has no claims, credits, offsets, defenses or counterclaims arising from the Loan Documents or Lender's performance under the Loan Documents.


                                      ARTICLE V

                                    Miscellaneous

    Section 5.01. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made in this Amendment or any other Loan Documents including any Loan Document furnished in connection with this Amendment shall fully survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by Lender or any closing shall affect the representations and warranties or the right of Lender to rely on them.

    Section 5.02. REFERENCE TO AGREEMENT. Each of the Loan Documents, including the Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Agreement, as amended hereby, are hereby amended so that any reference in such Loan Documents to the Agreement shall mean a reference to the Agreement, as amended hereby.

    Section 5.03. EXPENSES OF LENDER. As provided in the Agreement, Borrower agrees to pay on demand all reasonable costs and expenses incurred by Lender in connection with the preparation, negotiation and execution of this Amendment and the other documents and instruments executed pursuant hereto and any and all amendments, modifications and supplements thereto, including, without limitation, the costs and fees of Lender's legal counsel, and all costs and expenses incurred by Lender in connection with the enforcement or preservation of any rights under the Agreement, as amended hereby, or any other Loan Document, including, without limitation, the costs and fees of Lender's legal counsel.

    Section 5.04. SEVERABILITY. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

    Section 5.05. APPLICABLE LAW. This Amendment and all other Loan Documents executed pursuant hereto shall be deemed to have been made and to be performable in Houston, Harris County, Texas and shall be governed by and construed in accordance with the laws of the State of Texas.

    Section 5.06. SUCCESSORS AND ASSIGNS. This Amendment is binding upon and shall inure to the benefit of Lender and Borrower and their respective successors and assigns, except Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of Lender.

    Section 5.07. COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

    Section 5.08. EFFECT OF WAIVER. No consent or waiver, express or implied, by Lender to or for any breach of or deviation from any covenant, condition or duty by Borrower shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.

    Section 5.09. HEADINGS. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

    Section 5.10. ENTIRE AGREEMENT. THIS AMENDMENT AND ALL OTHER INSTRUMENTS, DOCUMENTS, AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS AMENDMENT EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THIS AMENDMENT AND THE OTHER INSTRUMENTS,

DOCUMENTS AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS AMENDMENT, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

    Section 5.11. AGREEMENT FOR BINDING ARBITRATION. Borrower and Lender agree to be bound by the terms and provisions of Lender's current Arbitration Program, which is acknowledged as having been received by Borrower and which is incorporated by reference herein, pursuant to which any and all disputes regarding the subject matter hereof or of any Loan Documents shall be resolved by mandatory binding arbitration upon the request of Borrower or Lender.

    Executed as of the date first written above.

                             BORROWER:

                             COMPRESSOR DYNAMICS, INC.


                             By: /s/ Gary Farr
                                --------------------------------
                                  Gary Farr
                                  President


                             LENDER:

                             FIRST INTERSTATE BANK OF TEXAS, N.A.


                             By:
                                ---------------------------------
                                  Randy Wade
                                  Banking Officer

                              COMPRESSOR DYNAMICS, INC.
                               CERTIFICATE OF SECRETARY

    I, Stephen F. Gillioz, hereby certify that I am the duly elected, qualified, and acting Secretary of Compressor Dynamics, Inc., a Delaware corporation (the "Corporation"), and that I am authorized to execute and deliver this certificate, and I do hereby further certify as follows:

    1. RESOLUTIONS. The following resolutions have been duly adopted at a meeting (duly convened where a quorum of directors was present) of, or by the unanimous written consent of, the Board of Directors of the Corporation, and such resolutions have not been amended or revoked, and are now in full force and effect:

         "RESOLVED, that the form and content of that certain First Amendment to Loan Agreement (the "Amendment") to be entered into by the Corporation and First Interstate Bank of Texas, N.A. ("Lender") in the form of drafts exhibited to each director, with such changes as are hereinafter authorized, and the transactions contemplated therein, including the extension of the indebtedness of the Corporation to Lender created pursuant to that certain Letter Loan Agreement, dated September 18, 1995, between the Corporation and the Lender, and the execution and delivery by the Corporation of a promissory note in the principal amount of $1,000,000.00 (the "Note") to the Lender, are hereby approved; and further

         "RESOLVED, that the form and content of all documents executed in connection with the Amendment and the Note (collectively, "Loan Documents"), as exhibited to each director and with such changes as are hereinafter authorized, are hereby approved; and further

         "RESOLVED, that the President or any Vice President of the Corporation is hereby authorized, on behalf of the Corporation, to execute the Amendment, the Note and the Loan Documents and deliver the same to Lender in substantially the form approved by these resolutions, with such amendments or changes thereto as the officer so acting may approve, such approval to be conclusively evidenced by his execution and delivery of the same; and further

         "RESOLVED, that the President or any Vice President of the Corporation is hereby authorized, on behalf of the Corporation, to execute such other instruments and documents, and to take such other actions as the officer so acting deems necessary or desirable to effectuate the transactions contemplated by these resolutions; and further

         "RESOLVED, that the Secretary or any Assistant Secretary of the Corporation is hereby authorized, on behalf of the Corporation, to certify and attest any documents which he may deem necessary or appropriate to consummate the transactions contemplated by these resolutions; provided that such attestation shall not be required for the validity of any such documents; and further

         "RESOLVED, that any and all actions taken by any of the officers or representatives of the Corporation, for and on behalf and in the name of the Corporation, with Lender prior to the adoption of these resolutions, including, without limitation, the negotiation of the Agreement and the Loan Documents, are hereby ratified, confirmed, are approved in all respects for all purposes."

    2. INCUMBENCY. The following named persons are duly elected or appointed, acting, and qualified officers of the Corporation holding at the date hereof the offices set forth opposite their respective names, and the signatures appearing opposite their respective names are their genuine signatures:

    NAME                   TITLE                 SPECIMEN SIGNATURE
    ----                   -----                 ------------------

Gary Farr                  President        /s/ Gary Farr
                                            ---------------------------

Stephen F. Gillioz         Secretary        /s/ Stephen F. Gillioz
                                            ---------------------------

     3. BY-LAWS. The By-Laws of the Corporation have not been amended (except as reflected in any attachments hereto) or revoked since September 18, 1995, and are now in full force and effect.

     4. ARTICLES OF INCORPORATION. The Articles of Incorporation of the Corporation have not been amended (except as reflected in any attachments hereto) or revoked since September 18, 1995, and are now in full force and effect.

    IN WITNESS WHEREOF, I have duly executed this certificate as of the 18 day of January, 1996.



                             /s/ Stephen F. Gillioz
                             -----------------------------------
                             Secretary

    I, Gary Farr, President of the Corporation, do hereby certify that Stephen
F. Gillioz is the duly elected and qualified Secretary of the Corporation and the signature appearing opposite his name is his genuine signature.

    DATED:   As of January  18  1996.
                              /s/ Gary Farr
                              -----------------------------------
                              President

                         MASTER REVOLVING LINE OF CREDIT NOTE


$1,000,000.00                       Houston, Texas             December 1, 1995


    FOR VALUE RECEIVED, the undersigned, COMPRESSOR DYNAMICS, INC., a Delaware corporation ("Maker"), hereby promises to pay to the order of FIRST INTERSTATE BANK OF TEXAS, N.A., a national banking association ("Payee"), at its offices at 1000 Louisiana, Houston, Harris County, Texas, in lawful money of the United States of America, the principal sum of ONE MILLION AND NO/100 DOLLARS ($1,000,000.00), or so much thereof as may be advanced and outstanding hereunder, together with interest on the outstanding principal balance from day to day remaining, at a varying rate per annum which shall from day to day be equal to the lesser of (a) the Maximum Rate (hereinafter defined) or (b) the Prime Rate (hereinafter defined) of Payee in effect from day to day plus one half of one percent (.50%), and each change in the rate of interest charged hereunder shall become effective, without notice to Maker, on the effective date of each change in the Prime Rate or the Maximum Rate, as the case may be; provided, however, if at any time the rate of interest specified in clause (b) preceding shall exceed the Maximum Rate, thereby causing the interest rate hereon to be limited to the Maximum Rate, then any subsequent reduction in the Prime Rate shall not reduce the rate of interest hereon below the Maximum Rate until the total amount of interest accrued hereon equals the amount of interest which would have accrued hereon if the rate specified in clause (b) preceding had at all times been in effect.

    Principal of and interest on this Note shall be due and payable as follows:

         (a) Accrued and unpaid interest on this Note shall be payable quarterly, on each March 1, June 1, September 1 and December 1, commencing on March 1, 1996, and upon the maturity of this Note, however such maturity may be brought about; and

         (b) All outstanding principal of this Note and all accrued interest thereon shall be due and payable on January 31, 1997.

    Interest on the indebtedness evidenced by this Note shall be computed on the basis of a year of 360 days and the actual number of days elapsed (including the first day but excluding the last day) unless such calculation would result in a usurious rate in which case interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be. All past due principal and interest shall bear interest at the Default Rate (hereinafter defined).

    As used in this Note, the following terms shall have the respective meanings indicated below:

         "AGREEMENT" means that certain Letter Loan Agreement dated as of September 18, 1995 between Maker and Payee, as amended by First Amendment to Loan Agreement dated as of December 1, 1995, and as the same may be further amended or modified from time to time.

         "DEFAULT RATE" means the lesser of (a) the sum of the Prime Rate plus three percent (3.0%) or (b) the Maximum Rate.

         "MAXIMUM RATE" means the maximum rate of nonusurious interest permitted from day to day by applicable law, including as to Article 5069-1.04, Vernon's Texas Civil Statutes (and as the same may be incorporated by reference in other Texas statutes), but otherwise without limitation, that rate based upon the "indicated rate ceiling" and calculated after taking into account any and all relevant fees, payments, and other charges in respect of this Note which are deemed to be interest under applicable law.

         "PRIME RATE" shall mean that variable rate of interest per annum established by Payee from time to time as its prime rate which shall vary from time to time. Such rate is set by Payee as a general reference rate of interest, taking into account such factors as Payee may deem appropriate, it being understood that many of Payee's commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate charged to any customer and that Payee may make various commercial or other loans at rates of interest having no relationship to such rate.

    This Note (a) is the Master Revolving Line of Credit Note provided for in the Agreement and (b) is secured as provided in the Agreement. Maker may prepay the principal of this Note upon the terms and conditions specified in the Agreement. Maker may borrow, repay, and reborrow hereunder upon the terms and conditions specified in the Agreement.

    Notwithstanding anything to the contrary contained herein, no provisions of this Note shall require the payment or permit the collection of interest in excess of the Maximum Rate. If any excess of interest in such respect is herein provided for, or shall be adjudicated to be so provided, in this Note or otherwise in connection with this loan transaction, the provisions of this paragraph shall govern and prevail, and neither Maker nor the sureties, guarantors, successors or assigns of Maker shall be obligated to pay the excess amount of such interest, or any other excess sum paid for the use, forbearance or detention of sums loaned pursuant hereto. If for any reason interest in excess of the Maximum Rate shall be deemed charged, required or permitted by any court of competent jurisdiction, any such excess shall be applied as a payment and reduction of the principal of indebtedness evidenced by this Note; and, if the principal amount hereof has been paid in full, any remaining excess shall forthwith be paid to Maker. In determining whether or not the interest paid or payable exceeds the Maximum Rate, Maker and Payee shall, to the extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the indebtedness evidenced by this Note so that the interest for the entire term does not exceed the Maximum Rate.

    If default occurs in the payment of principal or interest under this Note when due, or upon the occurrence of any other Event of Default, as such term is defined in the Agreement, the holder hereof may, at its option, (a) declare the entire unpaid principal of and accrued interest on this Note immediately due and payable without notice, demand or presentment, all of which are hereby waived, and upon such declaration, the same shall become and shall be immediately due and payable, (b) foreclose or otherwise enforce all liens or security interests securing payment hereof, or any part hereof, (c) offset against this Note any sum or sums owed by the holder hereof to Maker and (d) take any and all other actions available to Payee under this Note, the Agreement, the Loan Documents (as such term is defined in the Agreement) at law, in equity or otherwise. Failure of the holder hereof to exercise any of the foregoing options shall not constitute a waiver of the right to exercise the same upon the occurrence of a subsequent Event of Default.

    If the holder hereof expends any effort in any attempt to enforce payment of all or any part or installment of any sum due the holder hereunder, or if this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceedings, Maker agrees to pay all costs, expenses, and fees incurred by the holder, including all reasonable attorneys' fees.

    THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. THIS
NOTE IS PERFORMABLE IN HARRIS COUNTY, TEXAS.

    Maker and each surety, guarantor, endorser, and other party ever liable for payment of any sums of money payable on this Note jointly and severally waive notice, presentment, demand for payment, protest, notice of protest and non-payment or dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, diligence in collecting, grace, and all other formalities of any kind, and consent to all extensions without notice for any period or periods of time and partial payments, before or after maturity, and any impairment of any collateral securing this Note, all without prejudice to the holder. The holder shall similarly have the right to deal in any way, at any time, with one or more of the foregoing parties without notice to any other party, and to grant any such party any extensions of time for payment of any of said indebtedness, or to release or substitute part or all of the collateral securing this Note, or to grant any other indulgences or forbearances whatsoever, without notice to any other party and without in any way affecting the personal liability of any party hereunder.

    This Note is in renewal and extension of, but not in novation or discharge of, that certain promissory note in the original principal amount of $1,000,000.00, dated September 18, 1995, executed by Maker and payable to the order of Payee.


                                       COMPRESSOR DYNAMICS, INC.


                                       By:/s/Gary Farr
                                          -------------------------------
                                            Gary Farr
                                            President

                          [FIRST INTERSTATE BANK LETTERHEAD]

                                  September 18, 1995


Compressor Dynamics, Inc.
104 Riley Road
Houston, Texas  77047

Re: $1,000,000.00 Master Revolving Line of Credit Note and $2,833,338.00 Term Note of even date herewith executed by COMPRESSOR DYNAMICS, INC., A DELAWARE CORPORATION ("Borrower") payable to the order of FIRST INTERSTATE BANK OF TEXAS, N.A. ("Bank").

Gentlemen:

      This letter evidences the agreement ("Agreement") by and between Borrower, whose address for all purposes is as set forth above, and Bank, whose address for all purposes is 1000 Louisiana, Houston, Texas 77002.


                                      ARTICLE I

                                     DEFINITIONS

      Section 1.01 CERTAIN DEFINITIONS. In addition to the defined terms set forth elsewhere herein, the following terms shall mean:

      "ACCOUNT DEBTOR" shall mean the person or entity obligated on any account owing to Borrower.

      "AGREEMENT" shall mean this Agreement.

      "BORROWER'S CURRENT ASSETS" shall mean Current Assets less any prepaid expenses of Borrower.

      "BUSINESS DAY" shall mean a day on which business is transacted by national banks in Houston, Texas.

      "COMMITMENT" shall mean the sum of $1,000,000.00.

      "CURRENT ASSETS" shall mean all assets of Borrower that would be reflected as current assets on a balance sheet of Borrower prepared in accordance with generally accepted accounting principles.

      "CURRENT LIABILITIES" shall mean any liabilities of Borrower which would be reflected as current liabilities on a balance sheet of Borrower prepared in accordance with generally accepted accounting principles.

      "ELIGIBLE ACCOUNTS" shall mean an account which is and shall at all times continue to be acceptable to Bank in all respects and in which Bank has a first priority, perfected security interest. In general, except as fixed and revised from time to time by Bank in writing, an account which continuously meets each of the following requirements is an Eligible
      Account:

             (a) It is lawfully owned by Borrower and Borrower has the right to transfer any interest therein;

             (b) If it arises from the sale or lease of goods, and the goods have been shipped or delivered to the person or entity which is obligated on the account;

             (c) If it arises from the performance of services, such services have been fully rendered or are to be rendered pursuant to a valid and enforceable Lease Contract;

             (d) It is a valid obligation of the Account Debtor, enforceable in accordance with its terms and is free and clear of all liens, security interests, restrictions, set-offs, adverse claims, prepayments and the like other than the security interest of Bank;

             (e)    It is evidenced by an invoice rendered to the Account
             Debtor;

             (f) It has not aged more than ninety (90) days from the due date of the invoice of such account;

             (g) It is not owed by an Account Debtor closely affiliated with, related to, a subsidiary of, employed by or an officer of Borrower, or domiciled outside of the United States of America, unless such foreign account is accepted by Bank in writing; and

             (h) It is not subject to any retainage, the result of a sale on a bill and hold basis, a contra account, a U.S. government or agency account or a consignment account.

             As to any one Account Debtor, if more than twenty-five (25%) percent of the accounts owed by such Account Debtor to Borrower are unpaid more than one hundred fifteen (115) days from the date of invoice, then none of the accounts of such Account Debtor owing to Borrower shall be considered Eligible Accounts.

             In addition, as to any one Account Debtor, if the total of accounts owed by such Account Debtor to Borrower exceed ten percent (10%) of the Borrower's total accounts, then none of the accounts of such Account Debtor in excess of ten per cent (10%) of Borrower's total accounts shall be considered as Eligible Accounts; provided, however, such ten per cent (10%) limitation shall be increased to twenty per cent (20%) for accounts owed by TransAmerican Natural Gas Corp. to Borrower such that only the accounts of TransAmerican Natural Gas Corp. in excess of twenty per cent (20%) of Borrower's total accounts shall not qualify as Eligible Accounts.

      "ELIGIBLE INVENTORY" shall mean parts inventory, supplies and miscellaneous goods used in Borrower's business which are and shall at all times continue to be acceptable to Bank in all respects and in which Bank has a first priority, perfected security interest. In general, except as fixed and revised from time to time by Bank and Borrower in writing, parts inventory, supplies and miscellaneous goods used in Borrower's business which continuously meet each of the following requirements are Eligible Inventory:

             (a) They are lawfully owned by Borrower and Borrower has the right to transfer any interest therein;

             (c)    They are not consignment inventory; and

             (d) They are free and clear of all liens and security interests, other than the security interest of Bank.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and all applicable regulations adopted thereunder by the Internal Revenue Service and the Department of Labor.

      "EVENT OF DEFAULT" shall mean any of the Events of Default contained in
      Section 6.01 hereof.

      "INDEBTEDNESS" with respect to Borrower shall mean, at any date, all liabilities which would be reflected on a balance sheet of Borrower prepared as of such date in accordance with generally accepted accounting principles, except for Subordinated Debt.

      "INTANGIBLE ASSETS" shall mean those assets of Borrower which are (i) good will, including any amounts (however designated on such balance sheet) representing the cost of acquisition of subsidiaries in excess of underlying tangible assets, unless an appraisal of such assets made by a reputable firm of appraisers at the time of such acquisition indicates sufficient value to cover such excess, (ii) any amount by which investments in persons or entities appearing on the asset side of such balance sheet exceed the proportionate share of the person or entity and its subsidiaries in the book value of the assets of such persons or entities, and (iii) patents, trademarks, copyrights, deferred charges (including, but not limited to unamortized discount and expenses, organizational expenses, experimental and developmental expenses, but excluding prepaid expense), intangibles and other similar assets.

      "LOAN FORMULA CERTIFICATE AND CERTIFICATE OF NO DEFAULT" shall mean the certificate in the form of EXHIBIT "A" attached hereto.

      "LOCK BOX" shall mean an arrangement by which Account Debtors are instructed by the Borrower to mail payments owing on accounts to Borrower to a post office box mailing address designated by the Bank. Such post office box mailing address to be under the sole and exclusive control of the Bank.

      "MASTER REVOLVING LINE OF CREDIT NOTE" shall mean the Master Revolving Line of Credit Note in the principal amount of $1,000,000.00 delivered pursuant to Article II hereof and all extensions, renewals, modifications and rearrangements and enlargements thereof.

      "NOTES" shall mean the Master Revolving Line of Credit Note and the Term Note.

      "OBLIGATIONS" shall mean the outstanding principal balance and accrued unpaid interest owing on the Notes and any and all other indebtedness, liabilities and obligations whatsoever of Borrower to Bank under the Notes or the Security Instruments or otherwise, whether direct or indirect, absolute or contingent, due or to become due, and whether now existing or hereafter arising, and howsoever evidenced or acquired, whether joint or several, and whether evidenced by note, draft, acceptance, guaranty, open account, letter of credit, surety agreement or otherwise, it being contemplated by the parties hereto that Borrower may become indebted to Bank in further sum or sums.

      "PLAN" shall mean any pension plan that is covered by Title IV of ERISA maintained by Borrower, or any plan to which the Borrower is required to contribute on behalf of its employees.

      "REVOLVING CREDIT ADVANCE" shall mean an advance to Borrower or Borrower's account funded under the Master Revolving Line of Credit Note.

      "REVOLVING LOAN LIMIT" shall mean at any time an amount equal to the sum of 80% of Eligible Accounts and 40% of the cost of Eligible Inventory; provided, however the inventory component shall not exceed $500,000.00.

      "SECURITY INSTRUMENTS" shall mean all documents executed in connection with or as security for the Notes and the Obligations, including, without limitation, the instruments referred to in Article III hereof.

      "SUBORDINATED DEBT" shall mean any liability of Borrower calculated in accordance with generally accepted accounting principles, heretofore or hereafter incurred, and which by the express terms of a subordination agreement in form and substance reasonably satisfactory to Bank is validly and effectively made subordinate to payment of the Notes and the Obligations.

      "TANGIBLE ASSETS" shall mean, as of any date, the aggregate book value of the assets of Borrower that would be reflected on a balance sheet prepared as of such date in accordance with generally accepted accounting principles, less the aggregate book value of Intangible Assets at such date.

      "TANGIBLE NET WORTH" shall mean, as of any date, the amount by which Tangible Assets as of such date exceed the Indebtedness.

      "TERM NOTE" shall mean the Term Note in the principal amount of $2,833,338.00 delivered pursuant to Article II hereof and all extensions, renewals, modifications and rearrangements and enlargements thereof.


                                      ARTICLE II

                                      THE LOANS

      Section 2.01  REVOLVING LINE OF CREDIT.

      (a) Bank has approved and extended to Borrower a $1,000,000.00 revolving line of credit evidenced by the Master Revolving Line of Credit Note. Borrower will utilize such revolving line of credit by making a request for Revolving Credit Advances in accordance with Section 2.02 hereof in order to provide Borrower with working capital. Upon the execution of this Agreement an initial advance shall be made to payoff the outstanding principal balance, if any, owing on the Master Revolving Line of Credit
      Note in the amount of $1,000,000.00 dated October 6, 1993, executed by Compressor Dynamics, Ltd. payable to Bank. Compressor Dynamics, Ltd. was a limited partnership that has been purchased by the Borrower. At any time there exists any Event of Default, Bank shall not be obligated to make any Revolving Credit Advances under the Master Revolving Line of Credit Note. Subject to such limitations and upon the terms and conditions of this Agreement, Bank may lend to Borrower, and Borrower may borrow from Bank an aggregate amount at any one time outstanding not to exceed $1,000,000.00; provided however, aggregate Revolving Credit Advances shall not exceed the Revolving Loan Limit. During the period from the date of this Agreement to and including the maturity date under the Master Revolving Line of Credit Note, Borrower may borrow, repay and reborrow hereunder. Each Revolving Credit Advance shall be evidenced by the Master Revolving Line of Credit Note and shall automatically increase the principal balance owed on the Master Revolving Line of Credit Note.

      (b) Subject to the terms hereof and the limitations set forth above, Bank agrees to advance up to an aggregate $1,000,000.00 in Revolving Credit Advances provided that the use of the Revolving Credit Advances are directly associated with the costs and expenses of providing working capital to Borrower or other uses approved in writing by Bank prior to the making of the Revolving Credit Advance by Bank.

      Section 2.02 MAKING OF ADVANCES. Each request by Borrower for a Revolving Credit Advance under this Article II may be made by verbal request by Borrower, provided that Borrower has submitted the required Loan Formula Certificates and Certificates of No Default and has otherwise complied with the terms of this Agreement. All Revolving Credit Advances when funded shall be deposited into the account at Bank used by Borrower for operating purposes.

      Section 2.03 REVOLVING CREDIT ADVANCES OVER REVOLVING LOAN LIMIT. Bank shall have no obligation to advance and Borrower shall not be entitle to any Revolving Credit Advance that would cause all of the Revolving Credit Advances under the Master Revolving Line of Credit Note to exceed the Revolving Loan Limit. If, at any time prior to the maturity dated under the Master Revolving Line of Credit Note, the outstanding Revolving Credit Advances under the Master Revolving Line of Credit Note exceed the Revolving Loan Limit, Borrower shall immediately prepay on the Master Revolving Line of Credit Note such amount as necessary to eliminate such excess.

      Section 2.04 CONDITIONS TO MAKING ADVANCES. The obligation of Bank to make Revolving Credit Advances is subject to the following conditions precedent:

      (a) the Bank's having received and approved a current Loan Formula Certificate and Certificate of No Default as required herein;

      (b) that no Event of Default has occurred and is continuing, and no event has occurred and is continuing which with the giving of notice or passage of time, or both would be an Event of Default;

      (c) that no material adverse change has occurred in the business or financial condition of Borrower since the date of this Agreement;

      (d) that no proceeding or case under the United States Bankruptcy Code shall have been commenced by or against Borrower; and

      (e) Bank shall have received any other instruments deemed reasonably necessary by Bank.

      Section 2.05 TERM LOAN. Bank has approved and extended to Borrower a $2,833,338.00 term loan evidenced by the Term Note to be used to refinance certain debt of Compressor Dynamics, Ltd., evidenced by a Term Note dated October 6, 1993, in the original principal amount of $4,000,000.00 executed by Compressor Dynamics, Ltd. payable to Bank.

      Section 2.06 PREPAYMENTS. The Borrower may, without notice, premium or penalty, prepay the Notes at any time, in whole or in part, as provided in the Notes.


                                     ARTICLE III

                                      COLLATERAL

      Section 3.01 SECURITY INSTRUMENTS. As security for the payment of the Notes and Obligations and performance of Borrower's obligations under this Agreement, Borrower has delivered or will deliver to Bank the following:

      (a) a Commercial Security Agreement in form satisfactory to Bank granting Bank a first priority security interest in all of Borrower's assets except certain vehicles currently held by Southwest Bank of Texas, N.A. as collateral for loans at Southwest Bank of Texas, N.A.

      (b) all other instruments necessary to give Bank a perfected security interest and/or lien in and to the assets of Borrower used as collateral and security for the Notes.

      The Notes and all amounts which may become due and owing by Borrower to Bank hereunder are secured by the Security Instruments.

      Section 3.02 CURING DEFECTS. It is agreed that Borrower will cure any title defects in and to all interest and rights covered by the Security Instruments as necessary to provide Bank the security interest in the property therein described. In the event any such defects are not cured by Borrower within forty-five (45) days after notice thereof by Bank to Borrower, Borrower authorizes Bank to retain legal counsel to cure same and to charge all related reasonable costs and fees to Borrower, or, at Bank's option, to declare the Notes to be immediately due and payable and any cost and fees incurred to cure any such defects shall be payable on demand, shall become a part of the principal indebtedness under the Notes, and shall be secured by the Security Instruments.

                                      ARTICLE IV

                            REPRESENTATIONS AND WARRANTIES

      Section 4.01 REPRESENTATIONS AND WARRANTIES. To induce Bank to enter into this Agreement, Borrower represents and warrants to Bank as follows:

      (a) Borrower is not in default with respect to any of its existing indebtedness to any party, and the performance of Borrower's obligations under this Agreement, or under any document or instruments referred to herein, will not result in a default or in the creation or imposition of any security interest in, or lien or encumbrance upon, any of the assets of Borrower under any other contract, agreement or instrument to which Borrower is a party or by which Borrower or its property is bound;

      (b) This Agreement, the Notes, the Security Instruments and any other documents executed in connection with the Notes, when executed and delivered, will be valid, binding and enforceable in accordance with their respective terms;

      (c) All financial statements or other information of Borrower which have been submitted heretofore to Bank are materially complete and correct, have been prepared in accordance with generally accepted accounting principles and fairly reflect the financial condition of Borrower for the period or periods indicated. No material adverse change has occurred in the condition of Borrower, financial or otherwise, subsequent to the date or dates of any such financial statements or other information;

      (d) There are no actions, suits, or proceedings pending or threatened against or affecting Borrower which involve the possibility of any judgment or liability which, in the opinion of management, may materially and adversely affect the business or assets of Borrower or its ability to carry on its business as now conducted;

      (e) Borrower is not in default under any order, writ, injunction, or decree of any court or governmental agency which may result in a material adverse change in the business, operations, properties, or assets of Borrower;

      (f) No part of the proceeds received by Borrower on the Master Revolving Line of Credit Note will be used, directly or indirectly, for the purpose of purchasing or carrying, or the payment in whole or in part, of indebtedness which was incurred for the purpose of purchasing or carrying, any margin stock, as such term is defined in Section 221.3 of Regulation U of the Board of Governors of the Federal Reserve System, 12 C.F.R., Part 221. No part of the proceeds received by Borrower hereunder will be used for any purpose which violates Regulation X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Part 224;

      (g) No approvals or consents of any government or administrative agency having jurisdiction over Borrower are necessary or required to permit Borrower to enter into this Agreement, the Master Revolving Line of Credit Note or the Security Instruments;

      (h) Borrower has and will continue to have good and indefeasible title, free and clear of all liens, security interests and encumbrances, to all of the collateral securing the Master Revolving Line of Credit Note;

      (i) Borrower is in compliance in all material respects with the applicable provisions of ERISA, and to the best of the Borrower's knowledge, no "reportable event", as such term is defined in Section 4043 of ERISA, has occurred with respect to any Plan of the Borrower;

      (j) Borrower is not an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended;

      (k) The Borrower is duly formed and existing under the laws of the State of Delaware, all franchise and other taxes required to maintain the existence of Borrower have been paid when due and no such taxes are currently delinquent; no proceedings are pending for the forfeiture of Borrower's Certificate of Incorporation or for its dissolution, voluntary or involuntary; Borrower's principal office is located in Houston, Texas; and the Borrower is fully qualified, authorized and in good standing to do business in all jurisdictions in which the nature of its business requires it to be qualified and authorized to do business;

      (l) All compressors owned by Borrower are portable and are not required to be titled in any jurisdiction in which they are located; and

      (m) Any existing options to sell compressor units owned by Borrower contain an exercise price to sell such compressors of not less than the fair market value of the compressors which are the subject of the option.


                                      ARTICLE V

                                      COVENANTS

      Section 5.01 BORROWER'S AFFIRMATIVE COVENANTS. Borrower covenants and agrees that until the full and final payment of the Notes, and any and all renewals, extensions, modifications and rearrangements thereof, and of any and all other amounts secured or to be secured by the Security Instruments that:

      (a) Borrower shall promptly furnish to Bank, within forty-five (45) days of the end of each calendar month, (i) an aging and listing of all accounts receivable and accounts payable of Borrower, (ii) in-house prepared unaudited financial statements, and (iii) a Loan Formula Certificate and Certificate of No Default, all of such items to be signed and certified by an officer of Borrower;

      (b) Borrower shall furnish to Bank, within forty-five (45) days after the end of each fiscal year of Borrower, in-house prepared unaudited annual financial statements of Borrower, such financial statements to be signed and certified by an officer of Borrower;

      (c) Borrower shall furnish to Bank, within ninety (90) days after the end of each fiscal year of Borrower, audited annual consolidated financial statements and 10-K filings on its parent company, Catalyst Energy Services, Inc., prepared by a Certified Public Accountant in form and content reasonably acceptable to Bank;

      (d) Borrower shall furnish to Bank upon execution of this Agreement and within forty-five (45) days of the end of each calendar quarter a complete list of all compressor equipment detailing (i) the location of all such equipment by state and county or parish, (ii) the Lessee, if any, of such equipment, and (iii) the manufacturer and identification number of such equipment;

      (e) Borrower shall furnish from time to time such further information regarding the business affairs and other financial conditions of Borrower as Bank may reasonably request. All financial statements furnished under this Agreement shall be prepared in accordance with generally accepted accounting principles consistently followed throughout the period involved;

      (f) Borrower shall promptly inform Bank of a breach of any warranty or representation made herein, or in the Security Instruments, when same occurs, said warranties and representations to survive the execution hereof;

      (g) Borrower shall receive and hold all inventory of Borrower for the sole purposes of storing, utilizing, leasing and/or selling the same at Borrower's existing places of business or such other places as may be satisfactory to Bank;

      (h) Borrower shall maintain at all times from the date hereof a ratio of Indebtedness to Tangible Net Worth of not more than 2.10 to 1.00;

      (i) Borrower shall maintain a ratio of Current Assets to Current Liabilities of not less than 1.10 to 1.00 at all times from and after the date hereof;

      (j) Borrower shall maintain a Total Fixed Charge Coverage Ratio of at least 1.35 to 1.00 at all times from and after the date hereof. Total Fixed Charge Coverage Ratio shall mean the sum of (a) net income, plus (b) depreciation, amortization and other non-cash charges, plus (c) deferred Federal Income Taxes, plus
      (d) interest expense divided by the sum of (x) principal payments made on current maturities of long term debt, plus (y) interest expense. This covenant shall be tested on a monthly basis and will be calculated on a twelve (12) month rolling average;

      (k) Borrower shall permit any officer, employee or agent of Bank to visit Borrower's offices and warehouse facilities to inspect the collateral which secures the Notes and to examine and make copies of the Borrower's financial records and records of accounts, and discuss the affairs, finances and accounts of the Borrower with Borrower's officers, accountants and auditors on a annual basis, at the cost and expense of Borrower, provided such expenses are reasonable and customary, and at such other times as Bank may deem necessary at Bank's expense;

      (l) Borrower shall maintain with financially sound and reputable insurers, reasonably acceptable to Bank, insurance with respect to its assets, facilities and business against such liabilities, casualties, risks and contingencies as is customary for its business, but in no event less than the coverage currently in place, naming the Bank as loss payee with respect to any insurance covering collateral securing the Master Revolving Line of Credit Note, and will, upon execution of this Agreement and at such other times as Bank may request, provide satisfactory evidence of such insurance;

      (m) Borrower shall enter into a Lock Box Agreement with Bank in form and content acceptable to Bank and shall at all times maintain a Lock Box;

      (n) Borrower shall preserve and maintain its corporate existence, rights and authority to do business in all states in which it conducts its business;

      (o) Borrower shall keep all of its records and books of accounts in accordance with generally accepted accounting principles consistently applied reflecting all transactions of Borrower;

      (p) Borrower shall (i) if requested by the Bank, then promptly after the filing thereof with the United States Secretary of Labor or the Pension Benefit Guaranty Corporation, it shall furnish copies of each annual and other report with respect to each Plan or any trust created thereunder, and (ii) immediately upon becoming aware of the occurrence of any "reportable event", as such term is defined in Section 4043 of ERISA, or of any "prohibited transaction", as such term is defined in Section 4975 of the Internal Revenue Code of 1954, as amended, in connection with any Plan or trust created thereunder, it shall furnish to Bank a notice signed by its President or a principal financial officer specifying the nature thereof, what action it is taking or proposes to take with respect thereof and, when known, any action taken by the Internal Revenue Service with respect thereto; and

      (q) Borrower shall at all times clearly mark all compressor units now owned, or to be purchased by Borrower, to indicate they are the property of Borrower.

      Section 5.02 BORROWER'S NEGATIVE COVENANTS. Borrower covenants and agrees that until the full and final payment of the Notes, and any and all renewals, extensions, modifications and rearrangements thereof, and of any and all other amounts secured or to be secured by the Security Instruments that Borrower shall NOT, without the prior written consent of Bank, which consent may be withheld by Bank in its reasonable discretion, do any of the following:

      (a) compensate any officer, director, or employee of Borrower other than reasonable and customary compensation for services, or consolidate, or merge with any other company or entity, or give any preferential treatment, make any advance, directly or indirectly, by way of loan, gift, bonus, or otherwise, to any company or entity directly or indirectly, controlling or affiliated with or controlled by Borrower, or any other company or entity, or to any officer, director, partner or employee of Borrower, or any such company or entity, except the contemplated loans to Messrs. Farr, Gillioz and Richards to enable them to pay their 1995 income taxes related to their receipt of stock in Catalyst Energy Services, Inc., which loans will not exceed $50,000.00 in the aggregate;

      (b)    permit any Plan maintained by it to:

             (i) engage in any "prohibited transaction" as such term is defined in Section 4975 of the Internal Revenue Code of 1954, as amended; or

             (ii) incur any "accumulated funding deficiency" as such term is defined in Section 302 of ERISA; or

             (iii) terminate any such Plan in a manner which could result in the imposition of a lien on its property pursuant to
                    Section 4068 of ERISA.

      (c) incur, create, assume or permit to exist any Indebtedness, debt or liability except (i) the Notes; (ii) Indebtedness incurred in the ordinary course of Borrower's business in connection with normal trade obligations; (iii) any Indebtedness previously made or contemplated to be made in the future by Bank to Borrower; (iv) any Indebtedness described in the Security Instruments; (v) current Indebtedness owed to Southwest Bank of Texas, N.A.; and (vi) aggregate Indebtedness, other than the Indebtedness to Bank, current Indebtedness owed to Southwest Bank of Texas, N.A., and normal trade obligations, of not more than $250,000.00 at anytime, without written approval by Bank, in its sole discretion;

      (d) incur, create, assume or permit to exist any mortgage, pledge, security interest, lien, charge or other encumbrance (except those created in the Security Instruments) of any nature whatsoever on any of its assets, now owned or hereafter acquired which are now or hereafter pledged to Bank under the Security Instruments or otherwise to secure the Notes or any Obligations;

      (e) guarantee or otherwise in any way become contingently liable or responsible for obligations of any person or entity whether by agreement to purchase the indebtedness of any other person or entity or agreement for the furnishing of any other funds to any other person or entity through the purchase of goods, supplies or services for the purpose of paying or discharging the indebtedness of any other person or entity or otherwise, except for the endorsement of negotiable instruments by Borrower in the ordinary course of business for collection or deposit;

      (f) unless otherwise approved in writing by Bank in its sole discretion, sell, lease, transfer or otherwise dispose of all or any part of its properties or assets except in the ordinary course of business; or consolidate with or merge into any other entity or permit another entity to merge into it or acquire all or substantially all of the properties or assets of any other person or entity; or make any substantial change in its capitalization; or

      (g) grant any option to purchase any compressor unit for less than its fair market value.


                                      ARTICLE VI

                            EVENT OF DEFAULT AND REMEDIES

      Section 6.01 EVENTS OF DEFAULT. Any of the following events shall be considered an "Event of Default" under this Agreement:

      (a) Default on the Notes, any of the Obligations or any Indebtedness of Borrower;

      (b) Default on the Security Instruments, or any other document executed in connection with this Agreement;

      (c) The discovery by Bank that any representation or warranty made by Borrower in this Agreement, the Security Instruments, or any other instrument securing or executed in connection with the Notes is false, misleading or erroneous in any material respect as of the date such representation or warranty is made;

      (d) The discovery by Bank that any representation, statement (including financial statements), certificate, or data furnished or made or to be furnished or made by Borrower hereunder or under the Security Instruments, or any other instrument securing or executed in connection with the Notes is false, misleading or erroneous in any material respect, as of the date of which the facts therein set forth were stated or certified;

      (e) Default in the performance of any of the covenants contained herein or in any document executed in connection herewith;

      (f) Borrower shall suffer two consecutive quarters of net operating losses as determined in accordance with generally accepted accounting principles;

      (g) Borrower shall (i) discontinue business or (ii) make a general assignment for the benefit of creditors or (iii) apply for or consent to the appointment of a receiver, a trustee or liquidator for itself or for all or a substantial part of its assets, or (iv) be adjudicated a bankrupt or insolvent, or (v) file a voluntary petition in bankruptcy or file a petition or answer seeking reorganization or rearrangement of creditors or seeking to take advantage of any other law (whether federal or state) relating to relief for debtors, or admit (by answer, by default, or otherwise) the material allegations of a petition filed against it in any bankruptcy, reorganization, rearrangement, insolvency or other proceedings (whether federal or state) relating to relief for debtors, or (vi) suffer or permit to continue unstayed and in effect for ninety (90) consecutive days any judgment, decree or order, entered by a court of competent jurisdiction, which approves a petition seeking reorganization of it or appoints a receiver, trustee or liquidator of it or of all or a substantial part of any of its assets, or (vii) fail to pay prior to delinquency, any taxes owed to the State of Texas, the United States of America, or any other entity having jurisdiction over Borrower or any of its assets, provided, however, Borrower may contest in good faith the payment of such taxes, as long as Borrower complies with all applicable laws and maintains the capacity to pay such taxes reasonably satisfactory to the Bank and provided further that Borrower shall pay such taxes (a) if required by law in order to contest taxes,
      (b) prior to such time that the rights of Bank in the property covered by the Security Instruments become jeopardized in Bank's reasonable opinion, and (c) prior to any final judgment being taken against Borrower or Borrower's assets because of such non-payment.

      Section 6.02 REMEDIES. Upon the happening of any Event of Default and at any time thereafter (i) Bank, at its option, may declare the entire outstanding principal balance of the Notes and all accrued and unpaid interest thereon and any and all other indebtedness of Borrower to Bank to be immediately due and payable without notice of default, presentment, demand, protest, notice of protest, notice of intention to accelerate the maturity thereof, notice of the exercise of the intention to accelerate the maturity thereof, or other notice whatsoever, all of which are hereby expressly waived by Borrower; (ii) all obligations of Bank hereunder, if any, including, but not limited to the making, continuing or renewing of any loan hereunder, shall terminate unless and until same are reinstated in writing by Bank; (iii) Bank may exercise any and all remedies it has at law or in equity, in the Master Revolving Line of Credit Note or in the Security Instruments; and (iv) Bank may establish a Cash Collateral Account as provided in Section 6.03.

      Section 6.03 CASH COLLATERAL ACCOUNT. Upon the happening of any Event of Default, the Bank shall establish a cash collateral account into which the finally collected accounts from Account Debtors received in the Lock Box are deposited (the "Cash Collateral Account"). The Bank shall have the right to withdraw from the Cash Collateral Account any and all sums within such Cash Collateral Account for application on the Notes.

      Section 6.04 RIGHT OF SET-OFF. Upon the occurrence of and during the continuance of any Event of Default referred to herein, Bank is hereby authorized at any time and from time to time, without notice to Borrower, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Bank to or for the credit or the account of Borrower against any and all of the Obligations of Borrower that are then due and payable, irrespective of whether Bank shall have made any demand under this Agreement or under the Notes. Notwithstanding anything to the contrary contained herein, Bank may not exercise any of it's set-off rights contained in this Section 6.04 against any unmatured Obligations until it has given Borrower seven (7) days notice of its intent to exercise it's set-off rights. The rights of Bank under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which Bank may have.

      Section 6.05 CROSS COLLATERALIZATION AND CROSS DEFAULT. Upon the occurrence of any Event of Default under this Agreement or default under any other agreement between Borrower and Bank, then it is agreed by Borrower that the Bank shall have the right to accelerate all Obligations owing to it by Borrower, and any collateral securing any of the Obligations of Borrower to Bank shall act as collateral for all of the Obligations of Borrower to the Bank.


                                     ARTICLE VII

                                    MISCELLANEOUS

      Section 7.01 NOTICES. Any notices, requests or communications hereunder shall be in writing, and shall be delivered by actual delivery or by placing same in the United States mails, certified mail, return receipt requested, addressed to the party to whom directed at the address hereinabove set out. Any such notice, request or communication shall be deemed delivered upon the earlier to occur of placing same in the mails or upon actual delivery to the party to whom directed.

      Section 7.02 BINDING EFFECT. All covenants and agreements contained in this Agreement by or on behalf of the Borrower shall bind its successors and assigns and shall inure to the benefit of Bank and its successors and assigns.

      Section 7.03 CONTINUING EFFECT. This Agreement shall remain in effect until the Notes and all other obligations of Borrower to Bank have been paid in full.

      Section 7.04 GOVERNING LAW. This Agreement shall be deemed to be a contract made under and shall be construed and enforced in accordance with the laws of the State of Texas.

      Section 7.05 CONFLICTS. In the event of any conflict between the provisions of this Agreement and the provisions of the Notes or the Security Instruments, the provisions of this Agreement shall control.

      Section 7.06 CONSTRUCTION. Whenever used herein, the pronouns of any gender shall include the other genders and either the singular or the plural shall include the other as the context requires.

      Section 7.07 ADDITIONAL DOCUMENTS. Borrower agrees to execute and deliver such other and further documents and to do and perform such other acts as may be reasonably necessary and proper in Bank's judgment to carry out the intention of the parties as herein expressed and to effect the purposes of this document and the transactions referred to herein.

      Section 7.08 COST AND EXPENSES. All reasonable costs, expenses, and attorneys fees incurred in performing and complying with Borrower's covenants herein shall be borne by Borrower. If, in pursuance of any covenant herein contained, Bank shall pay out any money chargeable to Borrower, or subject to reimbursement by Borrower under the terms hereof, Borrower shall repay the same to Bank immediately at the place where the Notes are payable. The sum of each such payment shall be added to either of the Notes and thereafter shall form a part of the same and shall be secured by this Agreement and the Security Instruments and by subrogation of Bank to all the rights of the person, corporation, or body politic receiving such payment.

      Section 7.09 WAIVER. It is expressly agreed that no waiver of any default on the part of Borrower or breach of any of the provisions of this Agreement shall be considered a waiver of any other or subsequent default or breach, and no delay or omission in exercising or enforcing the rights and powers herein granted shall be construed as a waiver of such rights and powers, and likewise no exercise or enforcement of any rights or powers hereunder shall be held to exhaust such rights and powers, and every such right and power may be exercised from time to time; failure by Bank to insist upon the strict performance by Borrower of any of the terms and provisions hereof shall not be deemed to be a waiver of any of the terms and provisions hereof, and Bank, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by Borrower of any and all of the terms and provisions of this Agreement.

      Section 7.10 USURY SAVINGS. It is the intention of the parties hereto to conform strictly to the usury laws applicable to the Bank and Borrower. Accordingly, if the transactions contemplated hereby would be usurious under applicable law (including the laws of the United States of America and the State of Texas), then, in that event, notwithstanding anything to the contrary in the Notes, this Agreement, the Security Instruments or any other agreement entered into in connection with or as security for the Notes, it is agreed as follows:
(i) the aggregate
of all consideration which constitutes interest under law applicable to the Bank that is contracted for, taken, reserved, charged or received under the Notes, this Agreement the Security Instruments or any other agreement or otherwise in connection with the Notes shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be credited by the Bank on the principal amount of the Notes (or, if the principal amount of the Notes shall have been paid in full, refunded by the Bank to the Borrower); and (ii) in the event that maturity of the Notes is accelerated by reason of an election of the Bank resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to the Bank may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in the Notes, the Security Instruments, this Agreement or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by the Bank on the principal amount of the Notes (or, if the principal amount of the Notes shall have been paid in full, refunded by the Bank to the Borrower).

      Section 7.11 INVALIDITY. In the event that any one or more of the provisions contained in the Notes, this Agreement or the Security Instruments shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of the Notes, this Agreement or the Security Instruments.

      Section 7.12 TITLES OF ARTICLES, SECTIONS AND SUBSECTIONS. All titles or headings to articles, sections, subsections or other divisions of this Agreement or the exhibits hereto are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such articles, sections, subsections or other divisions, such other content being controlling as to the agreement between the parties hereto.

      Section 7.13 COUNTERPARTS. This Agreement may be executed in two or more counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof; each counterpart shall be deemed an original, but all of which together shall constitute one and the same instrument.

      Section 7.14 AGREEMENT FOR BINDING ARBITRATION. The parties agree to be bound by the terms and provisions of the current Arbitration Program of First Interstate Bank of Texas, N.A. which is incorporated by reference herein and is acknowledged as received by the parties, pursuant to which any and all disputes shall be resolved by mandatory binding arbitration upon the request of any party.

             NOTICE: THIS DOCUMENT AND ALL OTHER DOCUMENTS RELATING TO THIS LOAN CONSTITUTE A WRITTEN LOAN AGREEMENT WHICH REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE

             ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES
             RELATING TO THIS LOAN.


      Please indicate your agreement to the foregoing by executing this Agreement in the space provided below.


                                       Very truly yours,

                                       FIRST INTERSTATE BANK OF TEXAS, N.A.



                                       By:
                                          ---------------------------------
                                          Randy Wade, Banking Officer


AGREED AND ACCEPTED this 18 day of September, 1995.

COMPRESSOR DYNAMICS, INC.,
a Delaware corporation


By:/s/ Gary Farr
   ------------------------------
   Gary Farr, President

                                     EXHIBIT "A"

                LOAN FORMULA CERTIFICATE AND CERTIFICATE OF NO DEFAULT

TO:    First Interstate Bank of Texas, N.A.
       1000 Louisiana
       Houston, Texas  77002
       Attention:  Randy Wade

Gentlemen:

This Loan Formula Certificate and Certificate of No Default ("Certificate") for the month ending ____________________, 199___, is executed and delivered by COMPRESSOR DYNAMICS, INC. ("Borrower") to FIRST INTERSTATE BANK OF TEXAS, N.A. ("Bank"), pursuant to the certain Loan Agreement ("Agreement") dated September _____, 1995, between Borrower and Bank. All terms used herein shall have the meanings assigned to them in the Agreement.

Borrower represents and warrants to Bank that all information contained herein is true, correct, and complete, and that the total accounts receivable of Borrower less than 90 days old referred to below represents the Eligible Accounts that qualify under the Agreement. Borrower further represents and warrants to the Bank that attached hereto as Schedule 1 is a list of the accounts showing all accounts receivable aged in 30 day intervals.



ACCOUNTS RECEIVABLE OF BORROWER:

      1.     Eligible Accounts receivable less than 90 days old                $
                                                                                   ---------------------
BORROWER'S INVENTORY:

      2.     Value of Borrower's Eligible Inventory at its cost                $
                                                                                   ---------------------
BORROWING BASE:

      3.     80% of Line 1                                                     $
                                                                                   ---------------------
      4.     The lesser of $500,000.00 or 40% of Line 2                        $
                                                                                   ---------------------
      5.     Line 3 plus Line 4                                                $
                                                                                   ---------------------
      6.     Outstanding principal amount of Master Revolving
             Line of Credit Note                                               $
                                                                                   ---------------------
      7.     Available Credit Amount [(the lesser of the
             Commitment or Line 5) minus Line 6]                               $
                                                                                   ---------------------


Borrower further represents and warrants to Bank that no Event of Default has occurred and is continuing and no event that, with notice or lapse of time or both, would be an Event of Default has occurred and is continuing.

                                       COMPRESSOR DYNAMICS, INC.



                                       By:
                                           -----------------------------
                                       Name:
                                             ---------------------------
                                       Title:
                                              --------------------------

                            COMMERCIAL SECURITY AGREEMENT


       THAT, COMPRESSOR DYNAMICS, INC., A DELAWARE CORPORATION, 104 Riley Road, Houston, Harris County, Texas 77047 (hereinafter referred to as "Debtor"), for value received, the receipt and sufficiency of which is hereby acknowledged, hereby grants to FIRST INTERSTATE BANK OF TEXAS, N.A., 1000 Louisiana, Houston, Harris County, Texas 77002 (hereinafter referred to as "Secured Party"), the security interest (and the pledges and assignments as applicable) hereinafter set forth and agrees with Secured Party as follows:

       A. OBLIGATIONS SECURED. The security interest (and pledges and assignments as applicable) granted hereby are to secure punctual payment and performance of the following: (i) that certain Master Revolving Line of Credit Note of even date herewith in the original principal sum of $1,000,000.00, executed by Debtor and payable to the order of Secured Party, and any and all extensions, renewals, modifications and rearrangements thereof, (ii) that certain Term Note of even date herewith in the original principal sum of $2,833,338.00, executed by Debtor and payable to the order of Secured Party, and any and all extensions, renewals, modifications and rearrangements thereof,
(iii) all obligations of Debtor to Secured Party under the Letter Loan Agreement between Debtor and Secured Party executed on even date herewith and all extensions, renewals, modifications and rearrangements thereof; and (iv) any and all other indebtedness, liabilities and obligations whatsoever and of whatever nature of Debtor to Secured Party whether direct or indirect, absolute or contingent, primary or secondary, due or to become due and whether now existing or hereafter arising and howsoever evidenced or acquired, whether joint or several, or joint and several (all of which are herein separately and collectively referred to as the "Obligations"). Debtor acknowledges that the security interest (and pledges and assignments as applicable) hereby granted shall secure all future advances as well as any and all other indebtedness, liabilities and obligations of Debtor to Secured Party whether now in existence or hereafter arising.

       B. USE OF COLLATERAL. Debtor represents, warrants and covenants that the Collateral will be used by Debtor primarily for business purposes.

       C. DESCRIPTION OF COLLATERAL. Debtor hereby grants to Secured Party a security interest in (and hereby pledges and assigns as applicable) and agrees that Secured Party shall continue to have a security interest in (and a pledge and assignment of as applicable), the following property, to-wit:

       ALL ACCOUNTS. A security interest in all accounts now owned or existing as well as any and all that may hereafter arise or be acquired by Debtor, and all the proceeds and products thereof, including without limitation, all notes, drafts, acceptances, instruments and chattel paper arising therefrom, and all returned or repossessed goods arising from or relating to any such accounts, or other proceeds of any sale or other disposition of inventory.

       ALL INVENTORY. A security interest in all of Debtor's inventory, including all goods, merchandise, raw materials, goods in process, finished goods and other tangible personal property, wheresoever located, now owned or hereafter acquired and held for sale or lease or furnished or to be furnished under contracts for service or used or consumed in Debtor's business and all additions and accessions thereto and contracts with respect thereto and all documents of title evidencing or representing any part thereof, and all products and proceeds thereof, including, without limitation, all of such which are now or hereafter located at the following locations: (i) 104 Riley Road, Houston, Texas 77047, (ii) 2016 Oil Bankhead Highway, Eastland, Texas 76448, and (iii) Highway 99 to Junction 59 South Seminole 1/4 mile East and mile South, Seminole County, Oklahoma.

       ALL FIXTURES. A security interest in all of Debtor's fixtures and appurtenances thereto, and such other goods, chattels, fixtures, equipment and personal property affixed or in any manner attached to the real estate and/or building(s) or structure(s), including all additions and accessions thereto and replacements thereof and articles in substitution therefor, howsoever attached or affixed, located at the following locations:

             See EXHIBIT "A" attached hereto and made a part hereof for all purposes.

       ALL EQUIPMENT. A security interest in all equipment of every nature and description whatsoever now owned or hereafter acquired by Debtor including all appurtenances and additions thereto and substitutions therefor, wheresoever located, including all tools, parts and accessories used in connection therewith.

       GENERAL INTANGIBLES. A security interest in all general intangibles and other personal property now owned or hereafter acquired by Debtor other than goods, accounts, chattel paper, documents and instruments.

       CHATTEL PAPER. A security interest in all of Debtor's interest under chattel paper, lease agreements and other instruments or documents, whether now existing or owned by Debtor or hereafter arising or acquired by Debtor, evidencing both a debt and security interest in or lease of specific goods.

       INSTRUMENTS. A pledge and assignment of and security interest in all of Debtor's now owned or existing as well as hereafter acquired or arising instruments and documents.


       The term "Collateral" as used in this Agreement shall mean and include, and the security interest (and pledge and assignment as applicable) shall cover, all of the foregoing property, as well as any accessions, additions and attachments thereto and the proceeds and products thereof, including without limitation, all cash, general intangibles, accounts, inventory, equipment, fixtures, notes, drafts, acceptances, securities, instruments, chattel paper, insurance proceeds payable because of loss or damage, or other property, benefits or rights arising therefrom, and in and to all returned or repossessed goods arising from or relating to any of the property described herein or other proceeds of any sale or other disposition of such property.

       As additional security for the punctual payment and performance of the Obligations, and as part of the Collateral, Debtor hereby grants to Secured Party a contractual right of set-off to and a security interest in, and a pledge and assignment of, any and all money, property, deposit accounts, accounts, securities, documents, chattel paper, claims, demands, instruments, items or deposits of the Debtor, and each of them, or to which any of them is a party, now held or hereafter coming within Secured Party's custody or control, including without limitation, all certificates of deposit and other depository accounts, whether such have matured or the exercise of Secured Party's rights results in loss of interest or principal or other penalty on such deposits, but excluding deposits subject to tax or penalties if assigned. Without prior notice to or demand upon the Debtor, Secured Party may exercise its rights granted above at any time when a default has occurred. Secured Party's rights and remedies under this paragraph shall be in addition to and cumulative of any other rights or remedies at law and equity, including, without limitation, any rights of set-off to which Secured Party may be entitled.

       D. REPRESENTATIONS, WARRANTIES AND COVENANTS OF DEBTOR. Debtor represents and warrants as follows:

             1. OWNERSHIP; NO ENCUMBRANCES. Except for the security interests, pledges, assignments, and rights of set-off granted hereby, the Debtor is, and as to any property acquired after the date hereof which is included within the Collateral, Debtor will be, the owner of all such Collateral free and clear from all charges, liens, security interests, adverse claims and encumbrances of any and every nature.

             2. NO FINANCING STATEMENTS. There is no financing statement or similar filing now on file in any public office covering any part of the Collateral, excluding existing financing statements filed by Southwest Bank of Texas, N.A., and Debtor will not execute and there will not be on file in any public office any financing statement or similar filing except the financing statements filed or to be filed in favor of Secured Party.

             3. ACCURACY OF INFORMATION. All information furnished to Secured Party concerning Debtor, the Collateral and the Obligations, or otherwise for the purpose of obtaining or maintaining credit, is or will be at the time the same is furnished, accurate and complete in all material respects.

             4. AUTHORITY. Debtor has full right and authority to execute and perform this Agreement and to create the security interests, pledges, assignments, and rights of set-off created by this Agreement. The making and performance by Debtor of this Agreement will not violate any articles of incorporation, by-laws or similar document respecting Debtor, any provision of law, any order of court or governmental agency, or any indenture or other agreement to which Debtor is a party, or by which Debtor or any of Debtor's property is bound, or be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under any such indenture or other agreement, or result in the creation or imposition of any charge, lien, security interest, claim or encumbrance of any and every nature whatsoever upon the Collateral, except as contemplated by this Agreement.

             5. ADDRESSES. The address of Debtor designated at the beginning of this Agreement is Debtor's place of business if Debtor has only one place of business; Debtor's chief executive office if Debtor has more than one place of business; or Debtor's residence if Debtor has no place of business. Debtor agrees not to change such address without advance written notice to Secured Party.

       E.    GENERAL COVENANTS.  Debtor covenants and agrees as follows:

             1. OPERATION OF THE COLLATERAL. Debtor agrees to maintain and use the Collateral solely in the conduct of its own business, in a careful and proper manner, and in conformity with all applicable permits or licenses.
Debtor shall comply in all material respects with all applicable statutes, laws, ordinances and regulations. Debtor shall not use the Collateral in any unlawful manner or for any unlawful purposes, or in any manner or for any purpose that would expose the Collateral to unusual risk, or to penalty, forfeiture or capture, or that would render inoperative any insurance in connection with the Collateral.

             2. CONDITION. Debtor shall maintain, service and repair the Collateral so as to keep it in good operating condition. Debtor shall replace within a reasonable time all parts that may be worn out, lost, destroyed or otherwise rendered unfit for use, with appropriate replacement parts. Debtor shall obtain and maintain in good standing at all time all applicable permits, licenses, registrations and certificates respecting the Collateral.

             3. ASSESSMENTS. Debtor shall promptly pay when due all taxes, assessments, license fees, registration fees, and governmental charges levied or assessed against Debtor or with respect to the Collateral or any party thereof.

             4. NO ENCUMBRANCES. Debtor agrees not to suffer or permit any charge, lien, security interest, adverse claim or encumbrance of any and every nature whatsoever against the Collateral or any part thereof, except those which are in favor of Secured Party.

             5. NO REMOVAL. Except as otherwise provided in this Agreement, Debtor shall not remove the Collateral from the county or counties designated at the beginning of this Agreement without Secured Party's prior written consent.

             6. NO TRANSFER. Except as otherwise provided in this Agreement, Debtor shall not, without the prior written consent of Secured Party, sell, assign, transfer, lease, charter, encumber, hypothecate or dispose of the Collateral, or any part thereof, or interest therein, or offer to do any of the foregoing.

             7. NOTICES AND REPORTS.  Debtor shall promptly notify Secured
Party in writing of any change in the name, identity or structure of Debtor, any charge, lien, security interest, claim or encumbrance asserted against the Collateral, any litigation against Debtor or the Collateral, any theft, loss, injury or similar incident involving the Collateral, and any other material matter adversely affecting Debtor or the Collateral. Debtor shall furnish such reports, information and data regarding Debtor's financial condition and operations, the Collateral and such other matters as Secured Party may request from time to time.

             9. ADDITIONAL FILINGS. Debtor agrees to execute and deliver such financing statement or statements, or amendments thereof or supplements thereto, or other documents as Secured Party may from time to time require in order to comply with the Texas Uniform Commercial Code (or other applicable state law of the jurisdiction where any of the Collateral is located) and to preserve and protect the Secured Party's rights to the Collateral.

             10. PROTECTION OF COLLATERAL. Secured Party, at its option, whether before or after default, but without any obligation whatsoever to do so, may (a) discharge taxes, claims, charges, liens, security interests, assessments or other encumbrances of any and every nature whatsoever at any time levied, placed upon or asserted against the Collateral, (b) place and pay for insurance on the Collateral, including insurance that only protects Secured Party's interest, (c) pay for the repair, improvement, testing, maintenance and preservation of the Collateral, (d) pay any filing, recording, registration, licensing or certification fees or other fees and charges related to the Collateral, or (e) take any other action to preserve and protect the Collateral and Secured Party's rights and remedies under this Agreement as Secured Party may deem necessary and appropriate. Debtor agrees that Secured Party shall have no duty or obligation whatsoever to take any of the foregoing action. Debtor agrees to promptly reimburse Secured Party upon demand for any payment made or any expense incurred by the Secured Party pursuant to this authorization. These payments and expenditures, together with interest thereon from date incurred until paid by Debtor at the maximum contract rate allowed under applicable laws, which Debtor agrees to pay, shall constitute additional Obligations and shall be secured by and entitled to the benefits of this Agreement.

             11. INSPECTION. Debtor shall at all reasonable times allow Secured Party by or through any of its officers, agents, attorneys or accountants, to examine the Collateral, wherever located, and to examine and make extracts from Debtor's books and records.

             12. FURTHER ASSURANCES. Debtor shall do, make, procure, execute and deliver all such additional and further acts, things, deeds, interests and assurances as Secured Party may require from time to time to protect, assure and enforce Secured Party's rights and remedies.

             13. INSURANCE. Debtor shall have and maintain insurance at all times with respect to all tangible Collateral insuring against risks of fire (including extended coverage), theft and other risks as Secured Party may require, containing such terms, in such form and amounts and written by such companies as may be reasonably satisfactory to Secured Party, all of such insurance to contain loss payable clauses in favor of Secured Party as its interest may appear. All policies of insurance shall provide for ten (10) days' written minimum cancellation notice to Secured Party and at the request of Secured Party shall be delivered to and held by it. Secured Party shall be authorized to apply the proceeds from any insurance to the Obligations secured hereby whether or not such Obligations are then due and payable. Debtor specifically authorizes Secured Party to disclose information from the policies of insurance to prospective insurers regarding the Collateral.

       F. ADDITIONAL PROVISIONS REGARDING ACCOUNTS. The following provisions shall apply to all accounts included within the Collateral:

             1. DEFINITIONS. The term "account", as used in this Agreement, shall have the same meaning as set forth in the Uniform Commercial Code of Texas in effect as of the date of execution hereof, and as set forth in any amendment to the Uniform Commercial Code of Texas to become effective after the date of execution hereof, and also shall include all present and future notes, instruments, documents, general intangibles, drafts, acceptances and chattel paper of Debtor, and the proceeds thereof.

             2. ADDITIONAL WARRANTIES. As of the time any account becomes subject to the security interest (or pledge or assignment as applicable) granted hereby, Debtor shall be deemed further to have warranted as to each and all of such accounts as follows: (a) each account and all papers and documents relating thereto are genuine and in all respects what they purport to be; (b) each account is valid and subsisting and arises out of a bona fide sale of goods sold and delivered to, or out of and for services actually rendered by the Debtor to the account debtor named in the account; (c) the amount of the account represented as owing is the correct amount actually and unconditionally owing except for normal cash discounts; and (d) Debtor is the owner thereof free and clear of any charges, liens, security interests, adverse claims and encumbrances of any and every nature whatsoever, except those in favor of Secured Party.

             3. COLLECTION OF ACCOUNTS. Secured Party shall have the right in its own name or in the name of the Debtor, after default, to require Debtor forthwith to transmit all proceeds of collection of accounts to Secured Party, to notify any and all account debtors to make payments of the accounts directly to Secured Party, to demand, collect, receive, receipt for, sue for and give acquittal for, any and all amounts due or to become due on the accounts and to endorse the name of Debtor on all commercial paper given in payment or part payment thereof, and in Secured Party's discretion to file any claim or take any other action or proceeding that Secured Party may deem necessary or appropriate to protect and preserve and realize upon the accounts and related Collateral. Unless and until Secured Party elects to collect accounts, and the privilege of Debtor to collect accounts is revoked by Secured Party in writing, Debtor shall continue to collect accounts, account for same to Secured Party, and shall not commingle the proceeds of collection of accounts with any funds of the Debtor. In order to assure collection of accounts in which Secured Party has a security interest (or pledge or assignment of as applicable) hereunder, Secured Party may notify the post office authorities to change the address for delivery of mail addressed to Debtor to such address as Secured Party may designate, and to open and dispose of such mail and receive the collections of all accounts. Secured Party shall have no duty or obligation whatsoever to collect any account, or to take any other action to preserve the Collateral; however, should Secured Party elect to collect any account or take possession of any Collateral, Debtor releases Secured Party from any claim or claims for loss or damage arising from any act or omission in connection therewith.

             4. IDENTIFICATION AND ASSIGNMENT OF ACCOUNTS.  Upon Secured
Party's request, after default, Debtor shall take such action and execute and deliver such documents as Secured Party may reasonably request in order to identify, confirm, mark, segregate and assign accounts and to evidence Secured Party's interest in same. Without limitation of the foregoing, Debtor, upon request, agrees to assign accounts to Secured Party, with respect to the preceding month or other applicable period, identify and mark accounts as being subject to the security interest (or pledge or assignment as applicable) granted hereby, mark Debtor's books and records to reflect such assignments, and forthwith to transmit to Secured Party in the form as received by Debtor any and all proceeds of collection of such accounts.

             5. ACCOUNT REPORTS. Debtor will deliver to Secured Party, prior to the forty-fifth (45th) day of each month, or on such other frequency as Secured Party may reasonably request, a written report in form and content satisfactory to Secured Party, with respect to the preceding month or other applicable period, showing a listing and aging of accounts and such other information as Secured Party may request from time to time.

       G. ADDITIONAL PROVISIONS REGARDING INVENTORY. The following provisions shall apply to all inventory included within the Collateral:

             1. INVENTORY REPORTS. Debtor will deliver to Secured Party, within forty-five (45) days after the end of each calendar quarter, or on such other frequency as Secured Party may reasonably request, a written report in form and content satisfactory to Secured Party, with respect to the preceding calendar quarter or other applicable period, showing Debtor's opening inventory, inventory acquired, inventory sold, inventory returned, inventory used in Debtor's business, closing inventory, any other inventory not within the preceding categories, and such other information as Secured Party may reasonably request from time to time. Debtor shall notify Secured Party of any material matter adversely affecting the inventory, including, without limitation, any event causing loss or depreciation in the value of the inventory and the amount of such possible loss or depreciation.

             2. LOCATION OF INVENTORY. Debtor will promptly notify Secured Party in writing if it intends to commence business and/or place any of its compressor units or other inventory in any state other than the following:
Texas, Louisiana, Oklahoma, Kansas, Wyoming, New Mexico, Colorado, Utah or California.

             3. USE OF INVENTORY. Unless and until the privilege of Debtor to use inventory in the ordinary course of Debtor's business is revoked by Secured Party due to an event of default Debtor may use the inventory in any manner not inconsistent with this Agreement, may sell that part of the Collateral consisting of inventory provided that all such sales are in the ordinary course of business, and may use and consume any raw materials or supplies that are necessary in order to carry on Debtor's business. A sale in the ordinary course of business does not include a transfer in partial or total satisfaction of a debt.

             4. ACCOUNTS AS PROCEEDS. All accounts that are proceeds of the inventory included within the Collateral shall be subject to all of the terms and provisions hereof.

             5. PROTECTION OF INVENTORY. Debtor shall take all action necessary to protect and preserve the inventory.

       H. EVENTS OF DEFAULT. Debtor shall be in default hereunder upon the occurrence of any "Event of Default" under Section 6.01 of the Letter Loan Agreement executed by Debtor and Secured Party on even date herewith ("Letter Loan Agreement").

       I.    REMEDIES.  Upon the occurrence of an "Event of Default" under
Section 6.01 of the Letter Loan Agreement, Secured Party, at its option, shall be entitled to exercise any one or more of the following remedies (all of which are cumulative):

             1. DECLARE OBLIGATIONS DUE. Secured Party, at its option, may declare the Obligations or any part thereof immediately due and payable, without demand, notice of intention to accelerate, notice of acceleration, notice of non-payment, presentment, protest, notice of dishonor, or any other notice whatsoever, all of which are hereby waived by Debtor.

             2. REMEDIES. Secured Party shall have all of the rights and remedies provided for in this Agreement and in any other agreements executed by Debtor, the rights and remedies of the Uniform Commercial Code of Texas, and any and all of the rights and remedies at law and in equity, all of which shall be deemed cumulative. Without limiting the foregoing, Debtor agrees that Secured Party shall have the right to: (a) require Debtor to assemble the Collateral and make it available to Secured Party at a place designated by Secured Party that is reasonably convenient to both parties, which Debtor agrees to do; (b) peaceably take possession of the Collateral and remove same, with or without judicial process; (c) without removal, render equipment included within the Collateral unusable, and dispose of the Collateral on the Debtor's premises; (d) sell, lease or otherwise dispose of the Collateral, at one or more locations, by public or private proceedings, for cash or credit, without assumption of credit risk; (e) upon or after default, exercise rights of set-off against funds and other property of Debtor within Secured Party's custody or control; and/or (f) after default, collect and receipt for, compromise, and settle, and give releases, discharges and acquittances with respect to, any and all amounts owed by any person or entity with respect to the Collateral. Secured Party will send Debtor reasonable notice of the time and place of any public sale or of the time after which any private sale or other disposition will be made. Any requirement of reasonable notice to Debtor shall be met if such notice is mailed, postage prepaid, to Debtor at the address of Debtor designated at the beginning of this Agreement, at least fifteen (15) days before the day of any public sale or at least fifteen (15) days before the time after which any private sale or other disposition will be made.

             3. EXPENSES. Debtor shall be liable for and agrees to pay the reasonable expenses incurred by Secured Party in enforcing its rights and remedies, in retaking, holding, testing, repairing, improving, selling, leasing or disposing of the Collateral, or like expenses, including, without limitation, attorneys' fees and legal expenses incurred by Secured Party. These expenses, together with interest thereon from date incurred until paid by Debtor at the maximum contract rate allowed under applicable laws, which Debtor agrees to pay, shall constitute additional Obligations and shall be secured by and entitled to the benefits of this Agreement.

             4. PROCEEDS; SURPLUS; DEFICIENCIES. Proceeds received by Secured Party from disposition of the Collateral shall be applied toward Secured Party's expenses and other Obligations in such order or manner as Secured Party may elect. Debtor shall be entitled to any surplus if one results after lawful application of the proceeds. Debtor shall remain liable for any deficiency.

             5. REMEDIES CUMULATIVE. The rights and remedies of Secured Party are cumulative and the exercise of any one or more of the rights or remedies shall not be deemed an election of rights or remedies or a waiver of any other right or remedy. Secured Party may remedy any default and may waive any default without waiving the default remedied or without waiving any other prior or subsequent default.

       J.    OTHER AGREEMENTS.

             1. WAIVERS. Debtor waives demand, notice of intention to accelerate, notice of acceleration, notice of non-payment, presentment, protest, notice of dishonor and any other similar notice whatsoever.

             2. SEVERABILITY. Any provision hereof found to be invalid by courts having jurisdiction shall be invalid only with respect to such provision (and then only to the extent necessary to avoid such invalidity). The offending provision shall be modified to the maximum extent possible to confer upon Secured Party the benefits intended thereby. Such provision as modified and the remaining provisions hereof shall be construed and enforced to the same effect as if such offending provision (or portion thereof) had not been contained herein, to the maximum extent possible.

             3. USE OF COPIES. Any carbon, photographic or other reproduction of any financing statement signed by Debtor is sufficient as a financing statement for all purposes, including without limitation, filing in any state as may be permitted by the provisions of the Uniform Commercial Code of such state.

             4. RELATIONSHIP TO OTHER AGREEMENTS. This Security Agreement and the security interests (and pledges and assignments as applicable) herein granted are in addition to (and not in substitution, novation or discharge of) any and all prior or contemporaneous security agreements, security interests, pledges, assignments, liens, rights, titles or other interests in favor of Secured Party or assigned to Secured Party by others in connection with the Obligations. All rights and remedies of Secured Party in all such agreements are cumulative, but in the event of actual conflict in terms and conditions, the terms and conditions of the latest security agreement shall govern and control.

             5. NOTICES. Any notice or demand given by Secured Party to Debtor in connection with this Agreement, the Collateral or the Obligations, shall be deemed given and effective upon deposit in the United States mail, postage prepaid, addressed to Debtor at the address of Debtor designated at the beginning of this Agreement. Actual notice to Debtor shall always be effective no matter how given or received.

             6. HEADINGS AND GENDER. Paragraph headings in this Agreement are for convenience only and shall be given no meaning or significance in interpreting this Agreement. All words used herein shall be construed to be of such gender or number as the circumstances require.

             7. AMENDMENTS. This Agreement may be changed, amended, modified, waived or discharged only by an instrument in writing signed by the party against whom enforcement of the change, amendment, modification, waiver or discharge is sought.

             8. CONTINUING AGREEMENT. The security interest (and pledges and assignments as applicable) hereby granted and all of the terms and provisions in this Agreement shall be deemed a continuing agreement and shall continue in full force and effect until all obligations are extinguished or this Agreement is terminated in writing. Any such revocation or termination shall only be effective if explicitly confirmed in a signed writing issued by Secured Party to such effect and shall in no way impair or affect any transactions entered into or rights created or Obligations incurred or arising prior to such revocation or termination, as to which this Agreement shall be fully operative until same are repaid and discharged in full. Unless otherwise required by applicable law, Secured Party shall be under no obligation to issue a termination statement or similar documents unless Debtor requests same in writing and, provided further, that all Obligations have been repaid and discharged in full and there are no commitments to make advances, incur any Obligations or otherwise give value.

             9. BINDING EFFECT. The provisions of this Security Agreement shall be binding upon the heirs, personal representatives, successors and assigns of Debtor and the rights, powers and remedies of Secured Party hereunder shall inure to the benefit of the successors and assigns of Secured Party.

             10. GOVERNING LAW. This Security Agreement shall be governed by the law of the State of Texas and applicable federal law.

             11. AGREEMENT FOR BINDING ARBITRATION. The parties agree to be bound by the terms and provisions of the current Arbitration Program of First Interstate Bank of Texas, N.A. which is incorporated by reference herein and is acknowledged as received by the parties, pursuant to which any and all disputes shall be resolved by mandatory binding arbitration upon the request of any party.

       EXECUTED this 18 day of September, 1995.

                                               DEBTOR:

                                               COMPRESSOR DYNAMICS, INC., a
                                               Delaware corporation


                                               By: /s/ Gary Farr
                                                   ------------------------
                                                   Gary Farr, President

                                     EXHIBIT "A"

TRACT I:

Being a 3 acre tract of land 210' frontage by 630' deep, beginning just west of the west boundary of a 10-1/2 acre tract of the original N.E. 12 acres of Block 6, Section 5 of the E.T. RR Co., Abst. 111, Eastland County, Texas; including a 20' x 40' building and a 40' x 40' building with office space and bath facilities.

The record owner of Tract I is Southwest Coca-Cola Bottling Company, Inc.


TRACT II:

East 101.76 feet, TR 15, 1.9717 acres of Lot 15, Orange Grove S/D, Blackburn Survey, Abstract 160, Harris County, Texas; and 2.867 acres of land, more or less, being the most westerly 196.24 feet of Lot 15, Almeda Orange Grove Addition, R.T. Blackburn Survey, Abstract 160, Harris County, Texas, according to the plat thereof recorded in Volume 2, Page 62, Map Records, Harris County, Texas.

The record owner of Tract II is Kamran Hekmat.

                         MASTER REVOLVING LINE OF CREDIT NOTE
                                      PAYABLE TO
                         FIRST INTERSTATE BANK OF TEXAS, N.A.


September 18, 1995               Houston, Texas                    $1,000,000.00


        For value received, the undersigned (hereinafter called "Maker") promises to pay to the order of FIRST INTERSTATE BANK OF TEXAS, N.A. (hereinafter called "Bank") at its offices at 1000 LOUISIANA, HOUSTON, TEXAS 77002, in lawful money of the United States of America the sum of ONE MILLION AND NO/100 DOLLARS ($1,000,000.00) together with interest thereon from the date hereof until maturity at a varying rate per annum which is ONE-HALF PER CENT (.50%) per annum (hereinafter called the "Margin Percentage") above the rate quoted by FIRST INTERSTATE BANK OF TEXAS, N.A. from time to time as its Prime Commercial Rate (but in no event to exceed the maximum rate of nonusurious interest allowed from time to time by law as now in effect, or allowed by law as may hereafter be in effect, hereinafter the "Highest Lawful Rate"), with adjustments in such varying rate to be made on the same day as any change in such Prime Commercial Rate. The term "Prime Commercial Rate" shall mean the rate of interest established by Bank from time to time as a general reference rate of interest, it being understood that many of the Bank's loans are priced in relation to such rate but that it is not necessarily the lowest or best rate charged to customers of the Bank.

        Adjustments due to changes in the Highest Lawful Rate will be made on the effective date of any change in the Highest Lawful Rate.

        All past due principal and interest shall bear interest at the Highest Lawful Rate from maturity until paid. Interest shall be computed on a per annum basis of a year of 365 or 366 days, as the case may be, and for the actual number of days (including the first but excluding the last day) elapsed.

        At the option of the Bank and notwithstanding the foregoing provisions concerning such varying rate, if at any time the sum of the Margin Percentage plus such Prime Commercial Rate exceeds the Highest Lawful Rate, the rate of interest to accrue on this Note shall be limited to the Highest Lawful Rate, but if thereafter the sum of the Margin Percentage plus such Prime Commercial Rate is less than the Highest Lawful Rate, the rate of interest to accrue on this Note shall be the Highest Lawful Rate until the total amount of interest accrued on this Note equals the amount of interest which would have accrued if a varying rate per annum equal to the sum of the Margin Percentage plus such Prime Commercial Rate had at all times been in effect.

        Principal and accrued interest on this Note are due and payable as follows:

        One installment of interest only on October 6, 1995, and one final balloon payment due December 1, 1995, of the entire unpaid principal balance hereof, plus all unpaid accrued interest.



        If any installment or payment of principal or interest of this Note is not paid when due; or if Maker shall become insolvent (however such insolvency may be evidenced); or if any proceeding, procedure or remedy supplementary to or in enforcement of judgement shall be resorted to or commenced against Maker, or with respect to any property of it; or if any governmental authority or any court at the instance thereof shall take possession of any substantial part of the property of or assume control over the affairs or operations of, or a receiver shall be appointed for or take possession of the property of, or a writ or order of attachment or garnishments shall be issued or made against any of the property of Maker; or if any material indebtedness for which Maker is primarily or secondarily liable shall not be

                                                                      /s/ GF
                                                                      ----------
                                                                      (INITIALS)


                                  Page 1 of 4 Pages
paid when due or shall become due and payable by acceleration of maturity thereof, or if any event or condition shall occur which shall permit the holder of any such material indebtedness to declare it due and payable upon the lapse of time, giving of notice or otherwise; or if Maker shall be dissolved, wound up, liquidated or otherwise terminated, or a party to any merger or consolidation without the written consent of Bank; or if Maker shall sell substantially all or an integral portion of its assets without written consent of Bank; or if Maker fails to furnish financial information reasonably requested by Bank; or if Maker furnishes or has furnished any financial or other information or statements which are misleading in any material respect; or if a default occurs under any instrument now or hereafter executed in connection with or as security for this Note; thereupon, at the option of the Bank, this Note and any and all other indebtedness of Maker to Bank shall become and be due and payable forthwith without demand, notice of default or of intent to accelerate the maturity hereof, notice of nonpayment, notice of acceleration, presentment, protest or notice of dishonor, all of which are hereby, to the extent allowed by law, expressly waived by Maker and each other liable party.

        The unpaid principal balance of this Note at any time shall be the total amounts loaned or advanced hereunder by the holder hereof, less the amount of payments or prepayments of principal made hereon by or for the account of Maker. Maker may borrow, repay and reborrow, from time-to-time, prior to the maturity hereof, up to the face amount hereof, or, up to the amount determined by any formula set forth in any written agreement executed in connection herewith between Maker and Bank, whichever is less. It is contemplated that by reason of prepayments hereon there may be times when no indebtedness is owing hereunder, but notwithstanding such occurrences, this Note shall remain valid and shall be in full force and effect as to loans or advances made pursuant to and under the terms of this Note subsequent to each such occurrence. All loans or advances and all payments or prepayments made hereunder on account of principal or interest may be endorsed (and shall so be endorsed prior to any transfer of this Note) by the holder hereof on a schedule on the back hereof and/or on additional schedule pages attached hereto from time-to-time by the holder hereof. In all events, the business records of the Bank, whether computer records or otherwise, shall be conclusive of the amount owed by Maker hereunder. In the event that the unpaid principal amount hereof at any time, for any reason, exceeds the maximum amount hereinabove specified, Maker covenants and agrees to pay the excess principal amount forthwith upon demand; such excess principal amount shall in all respects be deemed to be included among the loan or advances made pursuant to the other terms of this Note and shall bear interest at the rates hereinabove stated.

        Advances hereunder will be made by the holder hereof pursuant to the terms of the Letter Loan Agreement executed by Maker and Bank on even date herewith, as amended from time to time. Any loan or advance shall be conclusively presumed to have been made under the terms of this Note to or for the benefit of Maker when made pursuant to the terms of such Letter Loan Agreement, as amended from time to time.

        If this Note is not paid at maturity whether by acceleration or otherwise and is placed in the hands of an attorney for collection, or suit is filed hereon, or proceedings are had in probate, bankruptcy, receivership, reorganization, arrangement or other legal proceedings for collection hereof, Maker agrees to pay Bank its collection costs, including reasonable attorney's fees. Maker is and shall be directly and primarily, jointly and severally, liable for the payment of all sums called for hereunder, and Maker hereby consents to and agrees to remain liable hereon regardless of any renewals, extensions for any period or rearrangements hereof, or partial prepayments hereon, or any release or substitution or security herefor, in whole or in part, with or without notice, from time to time, before or after maturity.

        As security for the punctual payment and performance of the Note, and as part of the security herefor, Maker hereby grants to Bank a security interest in, and a pledge and assignment of, any and all money, property, deposit accounts, accounts, securities, documents, chattel paper, claims, demands, instruments, items or deposits of the Maker, and each of them, or to which any of them is a party, now held or hereafter coming within Bank's custody or control, including without limitation, all certificates of deposit and other depository accounts,

                                                                      /s/ GF
                                                                      ----------
                                                                      (INITIALS)


                                  Page 2 of 4 Pages
whether such have matured or the exercise of Bank's rights results in loss of interest or principal or other penalty on such deposits, but excluding deposits subject to tax penalties if assigned. Without prior notice to or demand upon the Maker, Bank may exercise its rights granted above at any time when a default has occurred. Bank's rights and remedies under this paragraph shall be in addition to and cumulative of any other rights or remedies at law and equity, including, without limitation, any rights of set-off to which Bank may be entitled.

        This Note is additionally secured by all assets of Maker except certain vehicles that are collateral for a loan or loans at Southwest Bank of Texas, N.A.

        It is the intention of Maker and Bank to conform strictly to applicable usury laws. Accordingly, if the transactions contemplated hereby would be usurious under applicable law, then, in that event, notwithstanding anything to the contrary in any agreement entered into in connection with or as security for this Note, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under applicable law that is taken, reserved, contracted for, charged or received under this Note or under any of the other aforesaid agreements or otherwise in connection with this Note shall under no circumstances exceed the maximum amount of interest allowed by applicable law, and any excess shall be credited on this Note by the holder hereof (or, if this Note shall have been paid in full, refunded to Maker); and (ii) in the event that maturity of this Note is accelerated by reason of an election by the holder hereof resulting from any default hereunder or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the maximum amount allowed by applicable law, and excess interest, if any, provided for in this Note or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore prepaid, shall be credited on this Note (or if this Note shall have been paid in full, refunded to Maker).

        Maker reserves the option of prepaying the principal of this Note, in whole or in part, at any time after the date hereof without penalty. At the option of Bank, it may demand (at any time at or after prepayment) all accrued and unpaid interest with respect to the principal amount prepaid through the date of prepayment. All payments made hereunder, whether designated as payments of principal or interest, shall be applied to the principal or interest of this Note or to expenses provided for herein, or any combination of the foregoing, as directed by the holder of this Note at its option.

        This Note shall be construed under and governed by the laws of the State of Texas (including applicable federal law), but in any event Tex. Rev. Civ. Stat. Ann. art. 5069 ch. 15 (which regulates certain revolving credit loan accounts and revolving triparty accounts) shall not apply to the loan evidenced by this Note.

        If this Note bears interest at a varying rate, unless changed in accordance with law, the applicable method of calculating the usury ceiling rate under Texas law shall be in the indicated (weekly) ceiling rate from time to time in effect, as provided in Tex. Rev. Civ. Stat. Ann. art. 5069-1.04, as amended.

        AGREEMENT FOR BINDING ARBITRATION. The parties agree to be bound by the terms and provisions of the current Arbitration Program of First Interstate Bank of Texas, N.A. which is incorporated by reference herein and is acknowledged as received by the parties, pursuant to which any and all disputes shall be resolved by mandatory binding arbitration upon the request of any party.

                                                                      /s/ GF
                                                                      ----------
                                                                      (INITIALS)



                                  Page 3 of 4 Pages

        This Note is subject to the terms and conditions of a Letter Loan Agreement executed by Bank and Maker on even date herewith.

                                             MAKER:

                                             COMPRESSOR DYNAMICS, INC., a
                                             Delaware corporation



                                             By:/s/ Gary Farr
                                                -------------------------
                                                Gary Farr, President


                                  Page 4 of 4 Pages

                                      TERM NOTE


September 18, 1995               Houston, Texas                    $2,833,338.00


       For value received, the undersigned (hereinafter called "Maker") promises to pay to the order of FIRST INTERSTATE BANK OF TEXAS, N.A. (hereinafter called "Bank") at its offices at 1000 LOUISIANA, HOUSTON, TEXAS 77002, in lawful money of the United States of America the sum of TWO MILLION EIGHT HUNDRED THIRTY-THREE THOUSAND THREE HUNDRED THIRTY-EIGHT AND NO/100 DOLLARS ($2,833,338.00) together with interest thereon from the date hereof until maturity at the rate of EIGHT PER CENT (8.00%) per annum. As used in this Note, the term "Highest Lawful Rate" shall mean the maximum rate of nonusurious interest allowed by law as now in effect, or as allowed by law as may hereafter be in effect.

       All past due principal and interest shall bear interest at the Highest Lawful Rate from maturity until paid. Interest shall be computed on a per annum basis of a year of 365 or 366 days, as the case may be, and for the actual number of days (including the first but excluding the last day) elapsed.

       Principal and accrued interest on this Note are due and payable as follows:

       In quarterly principal installments of $166,666.00 each, plus interest, the first such installment shall be due and payable on the 6th day of October, 1995, and like installments shall be due and payable on the same day of each third month thereafter until October 6, 1999, when the entire balance of unpaid principal and unpaid accrued interest shall be due and payable.

       If any installment or payment of principal or interest of this Note is not paid when due; or if Maker shall become insolvent (however such insolvency may be evidenced); or if any proceeding, procedure or remedy supplementary to or in enforcement of judgement shall be resorted to or commenced against Maker, or with respect to any property of it; or if any governmental authority or any court at the instance thereof shall take possession of any substantial part of the property of or assume control over the affairs or operations of, or a receiver shall be appointed for or take possession of the property of, or a writ or order of attachment or garnishments shall be issued or made against any of the property of Maker; or if any material indebtedness for which Maker is primarily or secondarily liable shall not be paid when due or shall become due and payable by acceleration of maturity thereof, or if any event or condition shall occur which shall permit the holder of any such material indebtedness to declare it due and payable upon the lapse of time, giving of notice or otherwise; or if Maker shall be dissolved, wound up, liquidated or otherwise terminated, or a party to any merger or consolidation without the written consent of Bank; or if Maker shall sell substantially all or an integral portion of its assets without written consent of Bank; or if Maker fails to furnish financial information reasonably requested by Bank; or if Maker furnishes or has furnished any financial or other information or statements which are misleading in any material respect; or if a default occurs under any instrument now or hereafter executed in connection with or as security for this Note; thereupon, at the option of the Bank, this Note and any and all other indebtedness of Maker to Bank shall become and be due and payable forthwith without demand, notice of default or of intent to accelerate the maturity hereof, notice of nonpayment, notice of acceleration, presentment, protest or notice of dishonor, all of which are hereby, to the extent allowed by law, expressly waived by Maker and each other liable party.

       If this Note is not paid at maturity whether by acceleration or otherwise and is placed in the hands of an attorney for collection, or suit is filed hereon, or proceedings are had in probate, bankruptcy, receivership, reorganization, arrangement or other legal proceedings for
                                                                        /s/ GF
                                                                    ------------
                                                                      (INITIALS)


                                  Page 1 of 3 Pages
collection hereof, Maker agrees to pay Bank its collection costs, including reasonable attorney's fees. Maker is and shall be directly and primarily, jointly and severally, liable for the payment of all sums called for hereunder, and Maker hereby consents to and agrees to remain liable hereon regardless of any renewals, extensions for any period or rearrangements hereof, or partial prepayments hereon, or any release or substitution or security herefor, in whole or in part, with or without notice, from time to time, before or after maturity.

       As security for the punctual payment and performance of the Note, and as part of the security herefor, Maker hereby grants to Bank a security interest in, and a pledge and assignment of, any and all money, property, deposit accounts, accounts, securities, documents, chattel paper, claims, demands, instruments, items or deposits of the Maker, and each of them, or to which any of them is a party, now held or hereafter coming within Bank's custody or control, including without limitation, all certificates of deposit and other depository accounts, whether such have matured or the exercise of Bank's rights results in loss of interest or principal or other penalty on such deposits, but excluding deposits subject to tax penalties if assigned. Without prior notice to or demand upon the Maker, Bank may exercise its rights granted above at any time when a default has occurred. Bank's rights and remedies under this paragraph shall be in addition to and cumulative of any other rights or remedies at law and equity, including, without limitation, any rights of set-off to which Bank may be entitled.

       This Note is additionally secured by all assets of Maker except certain vehicles that are collateral for a loan or loans at Southwest Bank of Texas, N.A.

       It is the intention of Maker and Bank to conform strictly to applicable usury laws. Accordingly, if the transactions contemplated hereby would be usurious under applicable law, then, in that event, notwithstanding anything to the contrary in any agreement entered into in connection with or as security for this Note, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under applicable law that is taken, reserved, contracted for, charged or received under this Note or under any of the other aforesaid agreements or otherwise in connection with this Note shall under no circumstances exceed the maximum amount of interest allowed by applicable law, and any excess shall be credited on this Note by the holder hereof (or, if this Note shall have been paid in full, refunded to Maker); and (ii) in the event that maturity of this Note is accelerated by reason of an election by the holder hereof resulting from any default hereunder or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the maximum amount allowed by applicable law, and excess interest, if any, provided for in this Note or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore prepaid, shall be credited on this Note (or if this Note shall have been paid in full, refunded to Maker).

       Maker reserves the option of prepaying the principal of this Note, in whole or in part, at any time after the date hereof without penalty. At the option of Bank, it may demand (at any time at or after prepayment) all accrued and unpaid interest with respect to the principal amount prepaid through the date of prepayment. All payments made hereunder, whether designated as payments of principal or interest, shall be applied to the principal or interest of this Note or to expenses provided for herein, or any combination of the foregoing, as directed by the holder of this Note at its option.

       This Note shall be construed under and governed by the laws of the State of Texas (including applicable federal law), but in any event Tex. Rev. Civ. Stat. Ann. art. 5069 ch. 15 (which regulates certain revolving credit loan accounts and revolving triparty accounts) shall not apply to the loan evidenced by this Note.

       AGREEMENT FOR BINDING ARBITRATION. The parties agree to be bound by the terms and provisions of the current Arbitration Program of First Interstate Bank of Texas, N.A. which is incorporated by reference herein and is acknowledged as received by the parties, pursuant to which any and all disputes shall be resolved by mandatory binding arbitration upon the request of any party.

                                                                       /s/ GF
                                                                    ------------
                                                                      (INITIALS)


                                  Page 2 of 3 Pages

       This Note is subject to the terms and conditions of a Letter Loan Agreement executed by Bank and Maker on even date herewith.



                                       MAKER:



                                       COMPRESSOR DYNAMICS, INC., a Delaware
                                       corporation

                                       By: /s/ Gary Farr
                                           ---------------------------------
                                           Gary Farr, President


                                  Page 3 of 3 Pages

                             NOTICE AND ACKNOWLEDGMENT OF
                                  NO ORAL AGREEMENTS


    This agreement (this "Agreement") is made and entered into by and among the undersigned effective the 18 day of September, 1995.

                                     DEFINITIONS

    As used in this Agreement, the following terms shall have the following meanings:

    PARTIES:  The undersigned persons and entities.

    NOTES: That certain Master Revolving Line of Credit Note dated September 18, 1995, in the amount of $1,000,000.00, executed by COMPRESSOR DYNAMICS, INC., A DELAWARE CORPORATION, and that certain Term Note dated September 18, 1995, in the amount of $2,833,338.00, executed by COMPRESSOR DYNAMICS, INC., A DELAWARE CORPORATION.

    LOAN DOCUMENTS: This Agreement and any and all promissory notes (including, without limitation, the Notes), loan agreements, security agreements, assignments, pledges, owner's consent to pledges, letters of credit, and all other loan documents executed in connection with or otherwise relating to This Loan.

    THIS LOAN: The transaction comprised of the extension of credit and all related agreements and accommodations by or among any of the Parties evidenced by or contained in any of the Loan Documents.

                                      AGREEMENTS

    In consideration of the extension of This Loan, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged by each of the Parties, the Parties (i) agree that each Party's execution of this Agreement constitutes acknowledgment that such Party has read and understands this Agreement, and that it is intended to be a part of and is incorporated by reference into each of the Loan Documents; (ii) acknowledge receipt of the following Notice; and (iii) to the extent allowed by law, agree to be bound by the terms of this Agreement and the following Notice:

    NOTICE: THIS DOCUMENT AND ALL OTHER DOCUMENTS RELATING TO THIS LOAN CONSTITUTE A WRITTEN LOAN AGREEMENT WHICH REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

    THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES RELATING TO THIS LOAN.

    AGREEMENT FOR BINDING ARBITRATION. The undersigned Parties, along with any other parties to any Loan Document incorporating the terms and provisions of the current

Arbitration Program of First Interstate Bank of Texas, N.A., agree to be bound by the terms and provisions of said Arbitration Program, pursuant to which any and all disputes shall be resolved by mandatory binding arbitration upon the request of any party. The terms and provisions of Lender's current Arbitration Program are incorporated by reference herein. The Parties each hereby acknowledge receipt of a copy of said Arbitration Program.

    EXECUTED as of the date first above stated.

                                  BANK:

                                  FIRST INTERSTATE BANK OF TEXAS, N.A.



                                  By:
                                      ----------------------------------
                                      Randy Wade, Banking Officer


                                  BORROWER:

                                  COMPRESSOR DYNAMICS, INC., a Delaware
                                  corporation



                                  By: /s/ Gary Farr
                                      ----------------------------------
                                      Gary Farr, President


THE STATE OF TEXAS      )
                        )
COUNTY  OF  HARRIS      )

    This instrument was acknowledged before me on the ______ day of September, 1995, by Randy Wade, Banking Officer of FIRST INTERSTATE BANK OF TEXAS, N.A., on behalf of said bank.



                                  -------------------------------------
                                  NOTARY PUBLIC IN AND FOR
                                  THE STATE OF TEXAS


                                  -------------------------------------
                                  Printed Name of Notary
                                  My Commission Expires:
                                                        ---------------

THE STATE OF TEXAS      )
                        )
COUNTY  OF  HARRIS      )

    This instrument was acknowledged before me on the 18th day of September, 1995, by Gary Farr, President of COMPRESSOR DYNAMICS, INC., a Delaware corporation, on behalf of said corporation.


         [SEAL]                    /s/Julie A. Cramer
                                  -------------------------------------
                                  NOTARY PUBLIC IN AND FOR
                                  THE STATE OF TEXAS
                                   /s/Julie A. Cramer
                                  -------------------------------------
                                  Printed Name of Notary
                                  My Commission Expires: 11-29-98
                                                         ---------------

[logo]                           ARBITRATION PROGRAM



         (A) BINDING ARBITRATION. Upon the demand of any party, whether made before or after the institution of any judicial proceeding, any Dispute (as defined below) shall be resolved by binding arbitration in accordance with the terms of this Arbitration Program. A "Dispute" shall include any action, dispute, claim, or controversy of any kind, whether in contract or in tort, statutory or common law, legal or equitable, or otherwise, now existing or hereafter arising between the parties in any way arising out of, pertaining to or in connection with (1) any agreement, document or instrument to which this Arbitration Program is attached or in which it is referred to or any related agreements, documents, or instruments (the "Documents"),(2) all past, present, or future loans, notes, instruments, drafts, credits, accounts, deposit accounts, safe deposit boxes, safekeeping agreements, guarantees, letters of credit, goods or services, or other transactions, contracts or agreements of any kind whatsoever,(3) any past, present or future incidents, omissions, acts, errors, practices, or occurrences causing injury to either party whereby the other party or its agents, employees or representatives may be liable, in whole or in part, or (4) any other aspect of the past, present, or future relationships of the parties including any agency, independent contractor or employment relationship but excluding claims for workers' compensation and unemployment benefits ("Relationship"). Any party to this Arbitration Program may by summary proceedings bring any action in court to compel arbitration of any Dispute. Any party who fails or refuses to submit to binding arbitration following a lawful demand by the opposing party shall bear all costs and expenses incurred by the opposing party in compelling arbitration of any Dispute. The parties agree that by engaging in activities with or involving each other as described above, they are participating in transactions involving interstate commerce. THE PARTIES UNDERSTAND THAT PURSUANT TO THIS ARBITRATION PROGRAM, DISPUTES SUBMITTED TO ARBITRATION WILL NOT BE DECIDED THROUGH LITIGATION IN FEDERAL OR STATE COURTS BEFORE A JUDGE OR JURY.

         (b) GOVERNING RULES. All Disputes between the parties submitted to arbitration shall be resolved by binding arbitration administered by the American Arbitration Association (the "AAA") in accordance with the Commercial Arbitration Rules of the AAA, the Federal Arbitration Act (Title 9 of the United States Code) and to the extent the foregoing are inapplicable, unenforceable or invalid, the laws of the State of Texas. In the event of any inconsistency between this Arbitration Program and such rules and statutes, this Arbitration Program shall control. Judgment upon any award rendered hereunder may be entered in any court having jurisdiction; provided, however, that nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. Section 91 or Texas Banking Code art. 342-609.

         (c) NO WAIVER; PRESERVATION OF REMEDIES: MULTIPLE PARTIES. No provision of, nor the exercise of any rights under, this Arbitration Program shall limit the right of any party, during any Dispute, to seek, use, and employ ancillary or preliminary remedies, judicial or otherwise, for the purposes of realizing upon, preserving, protecting, foreclosing or proceeding under forcible entry and detainer for possession of any real or personal property, and any such action shall not be deemed an election of remedies. Such rights shall include, without limitation, rights and remedies relating to (1) foreclosing against any real or personal property collateral or other security, (2) exercising self-help remedies including setoff rights or (3) obtaining provisional or ancillary remedies such as injunctive relief, sequestration, attachment, garnishment, or the appointment of a receiver from a court having jurisdiction. Such rights can be exercised at any time except to the extent such action is contrary to a final award or decision in any arbitration proceeding. The institution and maintenance of an action for judicial relief or pursuit of provisional or ancillary remedies or exercise of self-help remedies shall not constitute a waiver of the right of any party, including the plaintiff, to submit the Dispute to arbitration, nor render inapplicable the compulsory arbitration provisions hereof. In Disputes involving indebtedness or other monetary obligations, each party agrees that the other party may proceed against all liable persons, jointly or severally, or against one or more of them, less than all, without impairing rights against other liable persons. Nor shall a party be required to join the principal obligor or any other liable persons, such as sureties or guarantors, in any proceeding against a particular person. A party may release or settle with one or more liable persons without releasing or impairing rights to proceed against any persons not so related.

                               CERTIFICATE OF SECRETARY


    The undersigned, Secretary of COMPRESSOR DYNAMICS, INC., A DELAWARE CORPORATION (the "Company"), does hereby certify to FIRST INTERSTATE BANK OF TEXAS, N.A. (the "Lender"), as follows:

    1. Attached hereto as EXHIBIT "A" is a true and correct copy of the resolutions duly adopted by the Board of Directors of the Company, and such resolutions have not been altered, amended, rescinded or repealed and are now in full force and effect.

    2. The person who, as officer of the Company, signed the Master Revolving Line of Credit Note, Term Note, Commercial Security Agreement, Financing Statements, Notice and Acknowledgment of No Oral Agreements, Letter Loan Agreement and other documents which are referred to in such resolutions (the "Closing Documents"), was at the time of such signing and delivery, and is now duly elected, qualified and acting as such officer, and the signatures appearing on the Closing Documents are genuine signatures of such officer.

    3. The Closing Documents actually executed by the Company and delivered to the Lender are in substantially the form of the documents submitted to and approved by the Board of Directors of the Company pursuant to such resolutions.

    4. I have reviewed the Articles of Incorporation and By-Laws of the Company and hereby expressly represent unto the Lender that such Articles of Incorporation and By-Laws contain no provisions which prohibit the transactions with the Lender as evidenced by the Closing Documents.

    5. The Company is duly organized and existing under the laws of the State of Delaware, all franchise and other taxes required to maintain the corporate existence have been paid when due and no such taxes are delinquent; no proceedings are pending for the forfeiture of its Certificate of Incorporation or for its dissolution, voluntary or involuntary; it is fully qualified and in good standing to do business in all jurisdictions in which the nature of its business requires to be qualified; there are no provisions in the Articles of Incorporation or By-Laws of the Company limiting the power of the Board of Directors of the Company to pass such resolutions.

    6. The following person is as of the date hereof a duly elected, qualified and acting officer of the Company holding the office set forth below, and the signature appearing next to his name is a genuine signature:

    NAME                SIGNATURE                          OFFICE

    Gary Farr           /s/ Gary Farr                       President
                        -------------------------

    Steve Gillioz       /s/ Steve Gillioz                   Secretary
                        -------------------------


    IN WITNESS WHEREOF, I have hereunto signed my name this    19   day of
                                                             ------
 September, 1995.




                                    /s/ Steve Gillioz
                                   ----------------------------------------
                                  Steve Gillioz, Secretary

                                     EXHIBIT "A"

    RESOLVED, that the Board of Directors of COMPRESSOR DYNAMICS, INC., A DELAWARE CORPORATION (the "Company") do hereby authorize GARY FARR, President, on behalf of the Company to negotiate a revolving loan of $1,000,000.00 and a term loan of $2,833,338.00 (the "Loans") from
    FIRST INTERSTATE BANK OF TEXAS, N.A. (the "Lender") to be made to the Company and to execute and deliver for and on behalf of the Company the Master Revolving Line of Credit Note and Term Note required in connection with such Loans; and further

    RESOLVED, that GARY FARR and each officer of the Company are hereby authorized to execute and deliver on behalf of the Company (i) the Master Revolving Line of Credit Note payable to the order of the Lender, in substantially the form presented to this meeting, with such changes therein as a person executing the same shall approve, such approval to be conclusively evidenced by his execution thereof;
    (ii)the Term Note payable to the order of the Lender, in substantially the form presented to this meeting, with such changes therein as a person executing the same shall approve, such approval to be conclusively evidenced by his execution thereof; (iii) the Commercial Security Agreement in substantially the form presented to this meeting, with such changes therein as the person executing same shall approve, such approval to be conclusively evidenced by his execution thereof; (iv)the Letter Loan Agreement in substantially the form presented to this meeting, with such changes therein as the person executing the same shall approve and such approval to be conclusively evidenced by his execution thereof; (v) the Financing Statements in substantially the forms presented to this meeting, with such changes therein as the person executing same shall approve, such approval to be conclusively evidenced by his execution thereof; (vi)the Notice and Acknowledgment of No Oral Agreements in substantially the form presented to this meeting, with such changes therein as the person executing same shall approve, such approval to be conclusively evidenced by his execution thereof; and (vii) any and all documentation necessary to complete the contemplated transaction as may be reasonably requested from time to time by the Lender, all such documents hereinafter collectively referred to as the "Closing Documents"; and further

    RESOLVED, that GARY FARR and each officer of the Company are hereby authorized to execute and deliver on behalf of the Company and in such form as the Lender may require, any and all other agreements, instruments and documents which may be requested or required by the Lender and to take any and all other action relating to or in connection with the Closing Documents, and any renewals, extensions and modifications thereof; and further

    RESOLVED, that the signature of GARY FARR or any officer of the Company on any agreement, instrument or document is sufficient to bind the Company, no further signature shall be required; and further

    RESOLVED, that the Lender may rely on these resolutions and these resolutions shall remain in full force and effect until such time as notice to the contrary is duly delivered to the Lender and receipted for in writing by a Vice President or the President of the Lender